Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-227498

Prospectus Supplement
(To Prospectus dated October 4, 2018)

IntelGenx Technologies Corp.

17,144,314 Units

Each Unit Consisting of One Share of Common Stock

and

One Half of One Warrant to Purchase One Share of Common Stock

We are offering 17,144,314 units (the “Units”). Each Unit consists of one share of our common stock (the “Common Stock”) and one half of one warrant, each whole warrant to purchase one whole share of Common Stock at an exercise price of $1.00 per share (each whole warrant, a “Warrant” and such offering, the “Offering”). The Warrants will be immediately exercisable and will expire on the three year anniversary of the issuance date. The shares of Common Stock and Warrants comprising the Units are immediately separable and will be issued separately in this Offering.

Our Common Stock is quoted on the OTCQX under the symbol “IGXT” and on the TSX Venture Exchange (the “TSX-V”) under the symbol “IGX”. The closing price of our Common Stock as quoted on the OTCQX on October 17, 2018 was $0.87, and the closing price of our Common Stock on the TSX-V on October 17, 2018 was CDN $1.10. There is no trading market for the Warrants and we do not intend to list the Warrants on any national securities exchange or quotation system. Without an active market, the liquidity of the Warrants will be limited. We are also offering the shares of Common Stock that are issuable from time to time upon exercise of the Warrants being offered by this prospectus supplement. This Offering is being made on a best efforts basis. The securities to be issued pursuant to the Over-Allotment Option (as defined below) are also being registered pursuant to this prospectus supplement.

Investing in our securities involves a high degree of risk. You should invest in the Common Stock only if you can afford to lose your entire investment. See “Risk Factors” beginning on page S-10.

We have engaged H.C. Wainwright & Co., LLC (“Wainwright” or the “placement agent”) to act as our exclusive placement agent in the United States in connection with this Offering. Wainwright is not purchasing or selling the securities offered by us, and is not required to sell any specific number or dollar amount of securities, but will use its reasonable best efforts to arrange for the sale of the securities offered. We have agreed to pay Wainwright a placement fee equal to 7% of the aggregate gross proceeds to us from the sale of the securities in the Offering in the United States, subject to reduction to 3.5% of the aggregate gross proceeds to us from the sale of securities to certain identified investors only, plus additional compensation to the placement agent as described under “Plan of Distribution”. Wainwright may engage one or more sub-agents or selected dealers in connection with this Offering in the United States.

	Per Unit	Total

Public offering price	$0.70	$12,001,019.80
Placement agent fees (1)	$0.049	$840,071.39
Proceeds to us, before expenses	$0.651	$11,160,948.41

(1) We have also agreed to issue Common Stock purchase warrants to the placement agents and to reimburse the placement agents for certain expenses. We have granted Echelon Wealth Partners Inc. an over-allotment option (the “Over-Allotment Option”), exercisable, in whole or in part, at the sole discretion of Echelon Wealth Partners Inc., at any time prior to 5:00 p.m. (Montreal time) on the date that is the 30th day after the closing of the Offering, to purchase additional Units and/or any combination of Common Stock and/or Warrants in an amount representing up to an additional 15% of the number of Units sold pursuant to the Offering, at the public offering price to cover over-allocations, if any, and for market stabilization purposes. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 18, 2018

H.C. Wainwright & Co.

You should rely only on the information contained in this prospectus supplement, the prospectus and any related free writing prospectus that we may provide to you in connection with this Offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date. Neither the delivery of this prospectus supplement nor any sale made in connection with this prospectus supplement shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus supplement or that the information contained in this prospectus is correct as of any time after its date.

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this Offering. The second part, the prospectus, including the documents incorporated by reference therein, provides more general information. References to this prospectus may refer to both parts of this document combined. You are urged to carefully read this prospectus supplement and the prospectus, and the documents incorporated herein and therein by reference, before buying any of the Units being offered under this prospectus supplement. This prospectus supplement may add, update or change information contained in the prospectus. To the extent that any statement made in this prospectus supplement is inconsistent with statements made in the prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the prospectus and such documents incorporated by reference therein.

We have also filed this prospectus, as supplemented, with the securities regulatory authorities in each of the Canadian provinces of British Columbia, Alberta, Manitoba, Ontario and Québec and the Units are offered under such MJDS prospectus, as supplemented, in such provinces.

Only the information contained or incorporated by reference in this prospectus supplement and the prospectus should be relied upon. The Company has not authorized any other person to provide different information. If anyone provides different or inconsistent information, it should not be relied upon. The Units offered hereunder may not be offered or sold in any jurisdiction where the offer or sale is not permitted. It should be assumed that the information appearing in this prospectus supplement and the prospectus and the documents incorporated by reference herein are accurate only as of their respective dates. The Company’s business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus supplement constitute forward-looking statements within the meaning of applicable securities laws. All statements contained in this registration statement that are not clearly historical in nature are forward-looking, and the words “anticipate”, “believe”, “continue”, “expect”, “estimate”, “intend”, “may”, “plan”, “will”, “shall” and other similar expressions are generally intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements are based on our beliefs and assumptions based on information available at the time the assumption was made. These forward-looking statements are not based on historical facts but on management’s expectations regarding future growth, results of operations, performance, future capital and other expenditures (including the amount, nature and sources of funding thereof), competitive advantages, legislative developments, business prospects and opportunities. Forward-looking statements involve significant known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those implied by forward-looking statements. These factors should be considered carefully and prospective investors should not place undue reliance on the forward-looking statements. Although the forward-looking statements contained in this registration statement or incorporated by reference herein are based upon what management believes to be reasonable assumptions, there is no assurance that actual results will be consistent with these forward-looking statements. These forward-looking statements are made as of the date of this registration statement or as of the date specified in the documents incorporated by reference herein, as the case may be.

Forward-looking statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and other uncertain events. Forward-looking statements, by their nature, are based on assumptions, including those described below, and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements to differ materially from those expressed in the forward-looking statements. Any forecasts or forward-looking predictions or statements cannot be relied upon due to, among other things, changing external events and general uncertainties of the business. Results indicated in forward-looking statements may differ materially from actual results for a number of reasons, including without limitation, risks associated with the ability to obtain sufficient and suitable financing to support operations, R&D clinical trials and commercialization of products; the ability to execute partnerships and corporate alliances; uncertainties relating to the regulatory approval process; uncertainties regarding legislative developments, including the regulation of edibles containing cannabis in Canada; the ability to develop drug delivery technologies and manufacturing processes that result in competitive advantage and commercial viability; the impact of competitive products and pricing and the ability to successfully compete in the targeted markets; the successful and timely completion of pre-clinical and clinical studies; the ability to attract and retain key personnel and key collaborators; the ability to adequately protect proprietary information and technology from competitors; and the ability to ensure that we do not infringe upon the rights of third parties. Material factors or assumptions that were applied in drawing a conclusion or making an estimate set out in the forward-looking information include the factors identified throughout this prospectus supplement. The forward-looking statements contained in this prospectus supplement represent our expectations as of the date of this prospectus supplement, and are subject to change after such date. We any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required under applicable securities regulations. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements were made or to reflect the occurrence of unanticipated events, except as may be required by applicable securities laws.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement. To fully understand this Offering, you should read the entire prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our Common Stock discussed under “risk factors,” and our financial statements and the accompanying notes. In this prospectus supplement, the words “Company,” “IntelGenx” “we,” “us,” and “our,” refer collectively to IntelGenx Technologies Corp. and IntelGenx Corp., our wholly-owned Canadian subsidiary.

All amounts are U.S.$ unless otherwise indicated. Unless otherwise indicated, the term “year,” “fiscal year” or “fiscal” refers to our fiscal year ending December 31st.

Corporate History

Our predecessor company, Big Flash Corp., was incorporated in Delaware on July 27, 1999. On April 28, 2006, Big Flash, through its Canadian holding corporation, completed the acquisition of IntelGenx Corp., a Canadian company incorporated on June 15, 2003. The Company did not have any operations prior to the acquisition of IntelGenx Corp. In connection with the acquisition, we changed our name from Big Flash Corp. to IntelGenx Technologies Corp. IntelGenx Corp. has continued operations as our operating subsidiary.

Our Business

Overview

We are a drug delivery company established in 2003 and headquartered in Montreal, Quebec, Canada. Our focus is on the development of novel oral immediate-release and controlled-release products for the pharmaceutical market. More recently, we have made the strategic decision to enter the oral film market and have implemented commercial oral film manufacturing capability. This enables us to offer our partners a comprehensive portfolio of pharmaceutical services, including pharmaceutical R&D, clinical monitoring, regulatory support, tech transfer and manufacturing scale-up, and commercial manufacturing.

Our business strategy is to develop pharmaceutical products based on our proprietary drug delivery technologies and, once the viability of a product has been demonstrated, license the commercial rights to partners in the pharmaceutical industry. In certain cases, we rely upon partners in the pharmaceutical industry to fund development of the licensed products, complete the regulatory approval process with the U.S. Food and Drug Administration (“FDA”) or other regulatory agencies relating to the licensed products, and assume responsibility for marketing and distributing such products.

In addition, we may choose to pursue the development of certain products until the project reaches the marketing and distribution stage. We will assess the potential for successful development of a product and associated costs, and then determine at which stage it is most prudent to seek a partner, balancing such costs against the potential for additional returns earned by partnering later in the development process.

Managing our project pipeline is a key success factor for the Company. We have undertaken a strategy under which we will work with pharmaceutical companies in order to apply our oral film technology to pharmaceutical products for which patent protection is nearing expiration, a strategy which is often referred to as “lifecycle management”. Under §505(b)(2) of the Food, Drug, and Cosmetics Act, the FDA may grant market exclusivity for a term of up to three years following approval of a listed drug that contains previously approved active ingredients but is approved in a new dosage, dosage form, route of administration or combination.

The 505(b)(2) pathway is also the regulatory approach to be followed if an applicant intends to file an application for a product containing a drug that is already approved by the FDA for a certain indication and for which the applicant is seeking approval for a new indication or for a new use, the approval of which is required to be supported by new clinical trials, other than bioavailability studies. We have implemented a strategy under which we actively look for such so-called “repurposing opportunities” and determine whether our proprietary VersaFilm™ technology adds value to the product. We currently have two such drug repurposing projects in our development pipeline.

We continue to develop the existing products in our pipeline and may also perform research and development on other potential products as opportunities arise.

We have established a state-of-the-art manufacturing facility with the intent to manufacture all our VersaFilm™ products in-house as we believe that this:

1.	represents a profitable business opportunity,
2.	will reduce our dependency upon third-party contract manufacturers, thereby protecting our manufacturing process know-how and intellectual property, and
3.	allows us to offer our clients and development partners a full service from product conception through to supply of the finished product.

Recent Developments

On September 20, 2018, we announced that we executed a non-binding letter of intent (the “LOI”) with Tilray, Inc. (NASDAQ:TLRY) (“Tilray®”), a global leader in cannabis research, cultivation, production and distribution, to co-develop and commercialize oral film products infused with recreational and medical cannabis (“cannabis-infused VersaFilm™”), in anticipation of amended cannabis regulations in Canada which would allow adult-use consumers to purchase edible products. See “Risk Factors.” Subject to entering into a definitive agreement and the satisfaction of customary closing conditions, the LOI provides that IntelGenx and Tilray® will fund 20% and 80% of the costs associated with the development of the cannabis-infused VersaFilm™ products, respectively. We will have rights to manufacture and supply the co-developed products to Tilray®, and will also receive a fixed single-digit royalty on net product sales. Tilray® will have the exclusive, worldwide marketing and distribution rights for the co-developed products.

The LOI also contemplates that, at the time of entering into the definitive agreement, Tilray® will make a strategic investment in IntelGenx by way of a non-brokered private placement (“Private Placement”). Tilray® will purchase 1,250,000 shares of Common Stock of IntelGenx at a price of USD$0.80 per share, which was equal to the five-day volume weighted average closing price of IntelGenx’ Common Stock on the OTCQX for the period ended September 18, 2018, being the date of the LOI. IntelGenx intends to use the proceeds from the Private Placement for cannabis-infused VersaFilm™ product development in connection with the LOI. Closing of the Private Placement is subject to the approval of the TSX-V.

We believe that dissolvable films for the consumption of marijuana will appeal to both medicinal and recreational markets and that a significant portion of those likely to use marijuana will find a dissolvable film appealing, due to its ease-of-use, discreteness and lack of harmful smoke.

On May 14, 2018, we announced that all patent litigation between the Company, Par Pharmaceutical, Inc., Indivior, Inc., Indivior UK Limited, and Aquestive Therapeutics, Inc. (formerly MonoSol Rx, LLC) related to Suboxone® film has been settled. The settlement agreement permits Par to begin selling a generic version of Suboxone® film on January 1, 2023, or earlier under certain circumstances. Par (now Endo Ventures) is the Company’s commercial and development partner for a generic version of Suboxone® sublingual film product, which is indicated for the treatment of opioid dependence. We will have exclusive rights to manufacture and supply product to Endo Ventures, while Endo Ventures will have exclusive rights to market and sell Suboxone supplied by the Company in the United States.

Our Offices and Other Corporate Information

Our executive offices are located at 6420 Abrams, Ville Saint-Laurent, Quebec, H4S 1Y2, Canada, and our telephone number is (514) 331-7440. Our web site address is http://www.IntelGenx.com. Information contained on our web site is not a part of this prospectus supplement.

THE OFFERING

Securities Offered:

We are offering 17,144,314 Units. Each Unit will consist of one share of our Common Stock and one half of one Warrant, each whole Warrant to purchase one share of our Common Stock at an exercise price of $1.00 per share. The Warrants will be exercisable immediately at an exercise price of $1.00 per share and will expire on the three year anniversary of the date of issuance. See “Description of Securities We Are Offering.”

Offering Price:	$0.70 per Unit.

Over-Allotment Option

We have granted Echelon Wealth Partners Inc. (“Echelon”) an Over- Allotment Option, exercisable, in whole or in part, at the sole discretion of Echelon, at any time prior to 5:00 p.m. (Montreal time) on the date that is the 30th day after the closing of the Offering, to purchase additional Units and/or any combination of Common Stock and/or Warrants in an amount representing up to an additional 15% of the number of Units sold pursuant to the Offering, at the public offering price to cover over-allocations, if any, and for market stabilization purposes. See “Plan of Distribution.”

Use of Proceeds:	The net proceeds from the Offering will be used for our Phase 2a Montelukast study, submission of our Tadalafil 505(b)(2) new drug application to the FDA and working capital. See “Use of Proceeds.”

Common Stock outstanding prior to the Offering:	74,000,979.

Shares of Common Stock outstanding after this Offering (1)	91,145,293.

Risk Factors	See “Risk Factors” beginning on page 10 and other information in this prospectus supplement for a discussion of the factors you should consider before you decide to invest in our securities.

OTCQX Ticker Symbol for Common Stock:	IGXT

TSX Venture Exchange Symbol for Common Stock:	IGX

Offering in Canada

The Units and the securities underlying the Units that are registered on this prospectus supplement and offered hereunder in the United States are also qualified by an MJDS prospectus, as supplemented, filed with the securities regulatory authorities in each of the Canadian provinces of British Columbia, Alberta, Manitoba, Ontario and Québec and are offered under such MJDS prospectus, as supplemented, in such provinces through Echelon as placement agent. Echelon is not registered as a broker-dealer in the United States or any jurisdiction in the United States and, accordingly, Echelon will only solicit offers to purchase or sell the Units in Canada and will not, directly or indirectly, solicit or accept offers to purchase or sell the Units in the United States. Wainwright is not registered as an investment dealer in any Canadian jurisdiction and, accordingly, will only solicit offers to purchase or sell the Units in the United States and will not, directly or indirectly, solicit or accept offers to purchase or sell the Units in Canada.

(1)   The number of shares of Common Stock shown above to be outstanding after this Offering assumes the sale of all of the Units offered hereunder, is based on 74,000,979 shares outstanding as of October 15, 2018, 2018 and excludes:

  4,204,818 shares of Common Stock issuable upon exercise of outstanding stock options, at a weighted average exercise price of $0.68 per share;
  76,296 additional shares of Common Stock reserved for issuance under a warrant agreement at an exercise price of $0.5646 per share;
  5,612,594 additional shares of Common Stock issuable upon the conversion of 7,577,000 debentures under the 2017 unsecured convertible debentures agreements at a conversion price of CA$1.35 per share;
  2,000,000 additional shares of Common Stock issuable upon the conversion of 1,600,000 debentures under the 6% convertible notes at a conversion price of $0.80 per share;
  2,654,075 additional shares of Common Stock reserved for issuance under a warrant agreements at an exercise price of $0.80 per share;
  649,136 additional shares of Common Stock reserved for future issuance under our amended and restated 2016 option plan; and
  up to 8,572,157 shares of Common Stock exercisable upon exercise of the Warrants offered hereby;

SUMMARY HISTORICAL FINANCIAL INFORMATION

The following tables set forth our summary historical financial information. The selected historical financial information is qualified in its entirety by, and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited consolidated financial statements and related notes incorporated by reference into this prospectus supplement by reference to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 that we filed with the SEC on August 9, 2018.

RESULTS OF OPERATIONS:

	Twelve-month	Six-month
	period ended	Period ended
	December 31,	June 30,
In thousands	2017	2018
Revenue	$5,195	$473
Cost of Royalty and License Revenue	373	-
Research and Development Expenses	2,615	1,654
Selling, General and Administrative Expenses	3,965	2,602
Depreciation of tangible assets	735	362
Operating Loss	(2,493)	(4,145)
Net Loss	(3,051)	(4,665)
Comprehensive Loss	(2,669)	(4,773)

BALANCE SHEET:

	December	June 30,
In thousands	31, 2017	2018
Current Assets	$6,044	$5,209
Leasehold improvements and Equipment	6,346	6,149
Security Deposits	757	733
Total Assets	13,147	12,091
Current Liabilities	2,077	2,736
Deferred lease obligations	50	50
Long-term debt	1,992	1,539
Convertible Debentures	5,199	5,094
Convertible Notes	-	997
Total Liabilities	9,318	10,416
Capital Stock	1	1
Additional Paid-in-Capital	25,253	27,872
Total Shareholders’ Equity	3,829	1,675

RISK FACTORS

Our business faces many risks. Any of the risks discussed below, or elsewhere in this report or in our other filings with the SEC, could have a material impact on our business, financial condition, or results of operations.

You should carefully consider the risks described under the heading, "Risk Factors", in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2017 which are incorporated by reference into this prospectus supplement before making an investment decision. You should also refer to the other information in this prospectus supplement or incorporated by reference into this prospectus supplement, including our financial statements and the related notes thereto. The risks and uncertainties described in this prospectus supplement or incorporated by reference into this prospectus supplement are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the risks described actually occur, our business, results of operations and financial condition could suffer. In that event the trading price of our Common Stock could decline. The risks described also include forward looking statements and our actual results may differ substantially from those discussed in these forward-looking statements.

Risks Related to Our Business

We have a history of losses and our revenues may not be sufficient to sustain our operations.

Even though we ceased being a “development stage” company in April 2006, we are still subject to all of the risks associated with having a limited operating history and pursuing the development of new products. Our cash flows may be insufficient to meet expenses relating to our operations and the development of our business, and may be insufficient to allow us to develop new products. We currently conduct research and development using our proprietary platform technologies to develop oral controlled release and other delivery products. We do not know whether we will be successful in the development of such products. We have an accumulated deficit of approximately $20.7 million since our inception in 2003 through December 31, 2017. To date, these losses have been financed principally through sales of equity securities. Our revenues for the past five years ended December 31, 2017, December 31, 2016, December 31, 2015, December 31, 2014 and December 31, 2013 were $5.2 million, $5.2 million, $5.1 million, $1.7 million and $948 thousand respectively. Revenue generated to date has not been sufficient to sustain our operations. In order to achieve profitability, our revenue streams will have to increase and there is no assurance that revenues will increase to such a level.

We face competition in our industry, and several of our competitors have substantially greater experience and resources than we do.

We compete with other companies within the drug delivery industry, many of which have more capital, more extensive research and development capabilities and greater human resources than we do. Some of these drug delivery competitors include Aquestive Therapeutics Inc. (formerly Monosol Rx), Tesa-Labtec GmbH, BioDelivery Sciences International, Inc. and LTS Lohmann Therapy Systems Corp. Our competitors may develop new or enhanced products or processes that may be more effective, less expensive, safer or more readily available than any products or processes that we develop, or they may develop proprietary positions that prevent us from being able to successfully commercialize new products or processes that we develop. As a result, our products or processes may not compete successfully, and research and development by others may render our products or processes obsolete or uneconomical. Competition may increase as technological advances are made and commercial applications broaden.

We have entered into certain non-binding agreements and there can be no assurance that they materialize into a definitive agreement or transaction.

Consistent with its past practice and in the normal course, the Company has outstanding non-binding letters of intent and/or conditional agreements or may otherwise be engaged in discussions with respect to possible collaborations, studies, product development or acquisitions which may or may not be material, including, without limitation, the non-binding letter of intent dated September 20, 2018 with Tilray®. There is no assurance that any of these letters, agreements and/or discussions will result in a definitive agreement or, if they do, what the final terms or timing of any such transactions would be, whether such transactions will generate revenues, be profitable for the Company, or be well-received by the marketplace.

There is no assurance that the sale of edibles containing cannabis will be permitted in Canada

Although the Government of Canada has approved the Cannabis Act which is expected to allow for regulated and restricted access to cannabis for recreational use in Canada as of October 17, 2018, cannabis edible products are not currently on the list of products permitted for legal sale in Canada under the Cannabis Act and there is no assurance that they will be in the future.

Risks Related to Our Securities

The price of our Common Stock could be subject to significant fluctuations.

Any of the following factors could affect the market price of our Common Stock:

  Our failure to achieve and maintain profitability;
  Changes in earnings estimates and recommendations by financial analysts;
  Actual or anticipated variations in our quarterly results of operations;
  Changes in market valuations of similar companies;
  Announcements by us or our competitors of significant contracts, new products, acquisitions, commercial relationships, joint ventures or capital commitments;
  The loss of major customers or product or component suppliers;
  The loss of significant partnering relationships; and
  General market, political and economic conditions.

We have a significant number of convertible securities outstanding that could be exercised in the future. Subsequent resale of these and other shares could cause our stock price to decline. This could also make it more difficult to raise funds at acceptable levels pursuant to future securities offerings.

Our Common Stock is a high risk investment.

Our Common Stock was quoted on the OTC Bulletin Board under the symbol “IGXT” from January 2007 until June 2012 and, subsequent to our upgrade in June 2012, has been quoted on the OTCQX. Our Common Stock has also been listed on the TSX-V under the symbol “IGX” since May 2008.

There is a limited trading market for our Common Stock, which may affect the ability of stockholders to sell our Common Stock and the prices at which they may be able to sell our Common Stock.

The market price of our Common Stock has been volatile and fluctuates widely in response to various factors which are beyond our control. The price of our Common Stock is not necessarily indicative of our operating performance or long term business prospects. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Stock.

As a result of the foregoing, our Common Stock should be considered a high risk investment.

The application of the “penny stock” rules to our Common Stock could limit the trading and liquidity of our Common Stock, adversely affect the market price of our Common Stock and increase stockholder transaction costs to sell those shares.

As long as the trading price of our Common Stock is below $5.00 per share, the open market trading of our Common Stock will be subject to the “penny stock” rules, unless we otherwise qualify for an exemption from the “penny stock” definition. The “penny stock” rules impose additional sales practice requirements on certain broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). These regulations, if they apply, require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations may have the effect of limiting the trading activity of our Common Stock, reducing the liquidity of an investment in our Common Stock and increasing the transaction costs for sales and purchases of our Common Stock as compared to other securities.

We became public by means of a reverse merger, and as a result we are subject to the risks associated with the prior activities of the public company with which we merged.

Additional risks may exist because we became public through a “reverse merger” with a shell corporation. Although the shell did not have any operations or assets and we performed a due diligence review of the public company, there can be no assurance that we will not be exposed to undisclosed liabilities resulting from the prior operations of our company.

Our limited cash resources restrict our ability to pay cash dividends.

Since our inception, we have not paid any cash dividends on our Common Stock. We currently intend to retain future earnings, if any, to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospect and other factors that the board of directors may deem relevant. If we do not pay any dividends on our Common Stock, our stockholders will be able to profit from an investment only if the price of the stock appreciates before the stockholder sells it. Investors seeking cash dividends should not purchase our Common Stock.

If we are the subject of securities analyst reports or if any securities analyst downgrades our Common Stock or our sector, the price of our Common Stock could be negatively affected.

Securities analysts may publish reports about us or our industry containing information about us that may affect the trading price of our Common Stock. In addition, if a securities or industry analyst downgrades the outlook for our stock or one of our competitors’ stocks, the trading price of our Common Stock may also be negatively affected.

There is no public market for the Warrants, which could limit their respective trading price or a holder’s ability to sell them.

The Warrants are new issues of securities for which there currently is no respective trading market. As a result, a market may not develop for the Warrants and holders may not be able to sell the Warrants. Future trading prices of the Warrants will depend on many factors, including prevailing interest rates, the market for similar securities, general economic conditions and our financial condition, performance and prospects. Accordingly, holders may be required to bear the financial risk of an investment in the Warrants for an indefinite period of time until their maturity. We do not intend to apply for listing or quotation of the Warrants on any securities exchange or automated quotation system.

The net proceeds of this Offering may be reallocated by management.

We currently intend to allocate the net proceeds to be received from this Offering as described under the heading “Use of Proceeds”. However, management will have broad discretion in the actual application of the net proceeds, and may elect to allocate net proceeds differently from that described under the heading “Use of Proceeds” if it believes it would be in the Company’s best interest to do so. The Company’s security holders, including holders of the Common Stock and Warrants offered by this prospectus supplement, may not agree with the manner in which management chooses to allocate and spend the net proceeds. The failure by management to apply these funds effectively could have a material adverse effect on the Company’s business.

You may experience dilution as a result of this Offering and future equity offerings.

Giving effect to the issuance of the Common Stock in this Offering, the potential issuance of the Common Stock upon exercise of the Warrants, the receipt of the expected net proceeds and the use of those proceeds, this Offering may have a dilutive effect on our expected net income available to our stockholders per share and funds from operations per share. Furthermore, we are not restricted from issuing additional securities in the future, including Common Stock, securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or substantially similar securities. To the extent that we raise additional funds through the sale of equity or convertible debt securities, the issuance of such securities will result in dilution to our stockholders. We may sell Common Stock or other securities in any other offering at a price per share that is less than the price per share paid by investors in this Offering, and investors purchasing Common Stock or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this Offering.

USE OF PROCEEDS

The table below illustrates how we intend to use the proceeds of the Offering assuming net proceeds of $10.5 million (from gross proceeds of $12 million):

Principal Purposes	Assuming Net Proceeds of $10.5 million
Phase 2a Montelukast study	$5 million
Tadalafil 505(b)(2) submission to FDA	$1 million
Working capital	$4.5 million

We intend to use any additional proceeds received from the exercise of the Over-Allotment Option or any of the Warrants for the planned expansion of our manufacturing facility. Although we intend to use the net proceeds from the Offering as set forth above, the actual allocation of the net proceeds may vary depending on future developments in our business and unforeseen events.

Montelukast Study

The objectives of the Company’s 26-week, randomized, double blind, and placebo controlled Phase IIa proof of concept study are to evaluate the safety, feasibility, tolerability, and efficacy of Montelukast buccal film in patients with mild to moderate Alzheimer’s disease. The trial design includes testing of up to 70 patients. The Company recently announced that patient recruitment has commenced for the study and that two research sites (the Centre for Memory and Aging in Toronto, Ontario and True North Clinical Research in Halifax, Nova Scotia) have been open for patient enrolment since September 26, 2018. Initiation of patient screening at additional sites is expected in the near future. The anticipated total remaining costs for the study are $5 million. The study is expected to be completed by the first half of 2020.

Tadalafil submission

If the Offering is successful, the Company intends to proceed with its 505(b)(2) new drug application to the FDA in respect of its Tadalafil VersaFilm technology, being currently no longer in alternative discussions with a potential partner for this product. The cost of the submission is approximately $1 million and the review process spans approximately 12 months. If the submission is approved, and subject to identifying a partner for commercialization on satisfactory terms, the Company’s Tadalafil VersaFilm technology could be commercialized as early as the fourth quarter of 2019.

Manufacturing Facility Expansion

The Company has initiated a project to expand its existing manufacturing facility. The project is expected to create a fivefold increase in our production capacity, provide us with a larger scale solvent coating capability and further progress us towards our objective of becoming a full-service company for our partners. The total cost to complete the expansion project is $5 million and, subject to receiving sufficient funds pursuant to the Offering, we expect that the project would be completed by the first half of 2020.

Negative Cash Flow and Burn Rate

For the year ended December 31, 2017, cash used in operating activities by the Company was $4.4 million and the Company had a net loss of $3.1 million for the same period. The monthly burn rate of the Company for the three-month period ending June 30, 2018 was approximately $550 thousand. As at September 30, 2018, the Company had approximately $2.2 million in cash and working capital of approximately $1.2 million.

If the Company receives net proceeds from the Offering of at least $10 million, it is expected that the Company would be able to continue to operate for at least approximately 12 months from the date of this prospectus supplement and would be able to complete, and, if successful, obtain approval for its 505(b)(2) submission to the FDA in respect of its Tadalafil VersaFilm technology and significantly advance the Phase 2a Montelukast study. Each of these expectations of operating duration are based on the estimated amount of its cash on hand, the projected proceeds of the Offering and anticipated expenditures.

The Company does not expect to incur any other material capital expenditures during the next 12 months unless additional financing is completed. If the Company enters into a definitive agreement with Tilray for the co-development and commercialization of cannabis-infused VersaFilm™, it expects that its costs associated with the development of the cannabis-infused VersaFilm™ products will be financed by the Private Placement. See “Recent Developments” and “Risk Factors.”

The Company has a history of negative operating cash flows and is reliant on continued availability of financing to fund its operating activities. It is possible that the Company may never have sufficient revenue to achieve profitability and positive cash flow. Management expects that the Company will continue to incur losses for at least the next 12 months as it pursues commercialization of Tadalafil, Montelukast, and cannabis-infused VersaFilm technologies and other products. Additional funding will be required, despite completion of the Offering, in order to become profitable, in particular through the commercialization of its various VersaFilm products. If funding is insufficient at any time in the future, the Company may not be able to develop or commercialize its products or take advantage of business opportunities. See “Risk Factors.”

DILUTION

If you invest in our securities, you will experience dilution to the extent of the difference between the public offering price of the Units (attributing no value to the Warrants) and the net tangible book value of our Common Stock immediately after this Offering.

Net tangible book value per share is equal to total assets less intangible assets and total liabilities, divided by the number of shares of our outstanding Common Stock. Our net tangible book value as of June 30, 2018 was approximately $1.7 million, or $0.02 per share of Common Stock.

After giving effect to the sale of 17,144,314 Units in this Offering at a public offering price of $0.70 per Unit and after deducting estimated placement agent fees and estimated offering expenses payable by us, and attributing no value to the Warrants, our as adjusted net tangible book value as of June 30, 2018 would have been approximately $12.2 million. This represents an immediate increase in net tangible book value of $0.12 per share to existing stockholders and an immediate dilution in net tangible book value of $0.56 per share to new investors purchasing our Units in this Offering. The following table illustrates this per share dilution:

Public offering price per Unit	$0.70
Net tangible book value per share as of June 30, 2018	$0.02
Increase per share attributable to new investors	$0.12
As adjusted net tangible book value per share after this Offering	$0.14
Dilution per share to new investors	$0.56

Investors that acquire additional shares of our Common Stock through the exercise of the Warrants offered hereby may experience additional dilution depending on our net tangible book value at the time of exercise.

The number of shares of Common Stock shown above to be outstanding after this Offering assumes the sale of all of the Units offered hereunder, is based on 74,000,979 shares outstanding as of October 15, 2018 and excludes:

  4,204,818 shares of Common Stock issuable upon exercise of outstanding stock options, at a weighted average exercise price of $0.68 per share;
  76,296 additional shares of Common Stock reserved for issuance under a warrant agreement at an exercise price of $0.5646 per share;
  5,612,594 additional shares of Common Stock issuable upon the conversion of 7,577,000 debentures under the 2017 unsecured convertible debentures agreements at a conversion price of CA$1.35 per share;
  2,000,000 additional shares of Common Stock issuable upon the conversion of 1,600,000 debentures under the 6% convertible notes at a conversion price of $0.80 per share;
  2,654,075 additional shares of Common Stock reserved for issuance under a warrant agreements at an exercise price of $0.80 per share;
  649,136 additional shares of Common Stock reserved for future issuance under our amended and restated 2016 option plan;
  and up to 8,572,157 shares of Common Stock issuable upon exercise of the Warrants offered hereby.

DESCRIPTION OF BUSINESS

Overview

We are a drug delivery company established in 2003 and headquartered in Montreal, Quebec, Canada. Our focus is on the development of novel oral immediate-release and controlled-release products for the pharmaceutical market. More recently, we have made the strategic decision to enter the oral film market and have implemented commercial oral film manufacturing capability. This enables us to offer our partners a comprehensive portfolio of pharmaceutical services, including pharmaceutical R&D, clinical monitoring, regulatory support, tech transfer and manufacturing scale-up, and commercial manufacturing.

Our business strategy is to develop pharmaceutical products based on our proprietary drug delivery technologies and, once the viability of a product has been demonstrated, license the commercial rights to partners in the pharmaceutical industry. In certain cases, we rely upon partners in the pharmaceutical industry to fund the development of the licensed products, complete the regulatory approval process with the U.S. Food and Drug Administration (“FDA”) or other regulatory agencies relating to the licensed products, and assume responsibility for marketing and distributing such products.

In addition, we may choose to pursue the development of certain products until the project reaches the marketing and distribution stage. We will assess the potential for successful development of a product and associated costs, and then determine at which stage it is most prudent to seek a partner, balancing such costs against the potential for additional returns earned by partnering later in the development process.

Managing our project pipeline is a key success factor for the Company. We have undertaken a strategy under which we will work with pharmaceutical companies in order to apply our oral film technology to pharmaceutical products for which patent protection is nearing expiration, a strategy which is often referred to as “lifecycle management”. Under §505(b)(2) of the Food, Drug, and Cosmetics Act, the FDA may grant market exclusivity for a term of up to three years following approval of a listed drug that contains previously approved active ingredients but is approved in a new dosage, dosage form, route of administration or combination.

The 505(b)(2) pathway is also the regulatory approach to be followed if an applicant intends to file an application for a product containing a drug that is already approved by the FDA for a certain indication and for which the applicant is seeking approval for a new indication or for a new use, the approval of which is required to be supported by new clinical trials, other than bioavailability studies. We have implemented a strategy under which we actively look for such so-called “repurposing opportunities” and determine whether our proprietary VersaFilm™ technology adds value to the product. We currently have two such drug repurposing projects in our development pipeline.

We continue to develop the existing products in our pipeline and may also perform research and development on other potential products as opportunities arise.

We have established a state-of-the-art manufacturing facility with the intent to manufacture all our VersaFilm™ products in-house as we believe that this:

1)	represents a profitable business opportunity,
2)	will reduce our dependency upon third-party contract manufacturers, thereby protecting our manufacturing process know-how and intellectual property, and
3)	allows us to offer our clients and development partners a full service from product conception through to supply of the finished product.

Recent Developments

On September 20, 2018, we announced that we executed the LOI with Tilray®, a global leader in cannabis research, cultivation, production and distribution, to co-develop and commercialize oral film products infused with recreational and medical cannabis (“cannabis-infused VersaFilm™”), in anticipation of amended cannabis regulations which would allow adult-use consumers to purchase edible products.

Subject to entering into a definitive agreement and the satisfaction of customary closing conditions, the LOI provides that IntelGenx and Tilray® will fund 20% and 80% of the costs associated with the development of the cannabis-infused VersaFilm™ products, respectively. We will have rights to manufacture and supply the co-developed products to Tilray®, and will also receive a fixed single-digit royalty on net product sales. Tilray® will have the exclusive, worldwide marketing and distribution rights for the co-developed products.

The LOI also contemplates that, at the time of entering into the definitive agreement, Tilray® will make a strategic investment in IntelGenx by way of a non-brokered private placement (“Private Placement”). Tilray® will purchase 1,250,000 shares of Common Stock of IntelGenx at a price of USD$0.80 per share, which was equal to the five-day volume weighted average closing price of IntelGenx’ Common Stock on the OTCQX for the period ended September 18, 2018, being the date of the LOI. IntelGenx intends to use the proceeds from the Private Placement for cannabis-infused VersaFilm™ product development in connection with the LOI. Closing of the Private Placement is subject to the approval of the TSX-V.

We believe that dissolvable films for the consumption of marijuana will appeal to both medicinal and recreational markets and that a significant portion of those likely to use marijuana will find a dissolvable film appealing, due to its ease-of-use, discreteness and lack of harmful smoke.

On May 14, 2018, we announced that all patent litigation between the Company, Par Pharmaceutical, Inc., Indivior, Inc., Indivior UK Limited, and Aquestive Therapeutics, Inc. (formerly MonoSol Rx, LLC) related to Suboxone® film has been settled. The settlement agreement permits Par to begin selling a generic version of Suboxone® film on January 1, 2023, or earlier under certain circumstances. Par (now Endo Ventures) is the Company’s commercial and development partner for a generic version of Suboxone® sublingual film product, which is indicated for the treatment of opioid dependence. We will have exclusive rights to manufacture and supply product to Endo Ventures, while Endo Ventures will have exclusive rights to market and sell Suboxone supplied by the Company in the United States.

Since September 15, 2018, we have received proceeds of $1,634,294 as a result of the exercise of 2,894,606 previously issued common share purchase warrants (the “Previous Warrants”).

The exercised Previous Warrants were issued in connection with our public offering of units completed in December 2013, and were set to expire on December 15, 2018. The exercise price of the Previous Warrants was $0.5646. Following the exercise of the Previous Warrants, we continue to have an aggregate of 2,730,371 share purchase warrants outstanding, of which 76,296 were issued under the December 2013 public offering and 2,654,075 were issued under our May 2018 private placement.

DESCRIPTION OF CAPITAL STOCK

The authorized share capital of the Company consists of 200,000,000 shares of Common Stock with a par value of $0.00001 and 20,000,000 shares of preferred stock with a par value of $0.00001. As at October 15, 2018, there were 74,000,979 shares of Common Stock issued and outstanding and no preferred stock issued and outstanding.

Common Stock

The holders of Common Stock are entitled to one vote per share on all matters voted on by stockholders, including the election of directors. Except as otherwise required by law, the holders of Common Stock exclusively possess all voting power. The holders of Common Stock are entitled to dividends as may be declared from time to time by our board of directors from funds available for distribution to holders. No holder of Common Stock has any pre-emptive right to subscribe to any securities of ours of any kind or class or any cumulative voting rights. The outstanding shares of Common Stock are, and the shares, upon issuance and sale as contemplated will be, duly authorized, validly issued, fully paid and non-assessable.

Rights Upon Dissolution or Winding Up

The Delaware General Corporation Law provides that upon dissolution, liquidation or winding-up of the Company, holders of Common Stock have the lowest priority in the distribution of assets and will only receive a distribution if all senior obligations have been paid. If all senior obligations have been paid, the holders of shares of Common Stock will be entitled to receive our assets available for distribution proportionate to their pro rata ownership of the outstanding shares of Common Stock.

Anti-Takeover Effects of Various Provisions of Delaware Law and Our Certificate of Incorporation and By-laws

The Delaware General Corporation Law, our certificate of incorporation and our by-laws contain provisions that may have some anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his, her or its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law (“Section 203”). Subject to specific exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time the stockholder becomes an interested stockholder, unless:

  the business combination, or the transaction in which the stockholder became an interested stockholder, is approved by our board of directors prior to the time the interested stockholder attained that status;
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
  at or after the time a stockholder became an interested stockholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of our outstanding voting stock that is not owned by the interested stockholder.

“Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to various exceptions, in general, an “interested stockholder” is a stockholder who, together with his, her or its affiliates and associates, owns, or within three years did own, 15% or more of the shares of our outstanding voting stock. These restrictions could prohibit or delay the accomplishment of mergers or other takeover or change of control attempts with respect to us and, therefore, may discourage attempts to acquire us.

Warrants

As of the date of this prospectus supplement we had outstanding warrants to purchase an aggregate of 2,654,075 shares of our Common Stock at an exercise price of $0.80, expiring on June 1, 2021 as well as outstanding warrants to purchase an aggregate of 76,296 shares of our Common Stock at an exercise price of $0.5646 expiring on December 15, 2018.

Preferred Stock

Our board of directors is authorized to issue all and any of the shares of preferred stock in one or more series, fix the number of shares, determine or alter for each such series voting powers or other rights, qualifications, limitations or restrictions thereof. As of the date of this prospectus supplement, there are no shares of preferred stock outstanding.

Convertible Debentures

The Company has an aggregate of CDN$7,577,000 of 8% Convertible Unsecured Subordinated Debentures due June 30, 2020 (the “Debentures”). The Debentures mature on June 30, 2020 and bear interest at annual rate of 8% payable semi-annually on the last day of June and December of each year, commencing on December 31, 2017.

Conversion

The Debentures are convertible at the option of the holders at any time prior to the close of business on the earlier of June 30, 2020 and the business day immediately preceding the date specified by the Company for redemption of Debentures. The conversion price will be CDN$1.35 (the “Conversion Price”) per share of Common Stock, being a conversion rate of approximately 740 Shares per CDN$1,000 principal amount of Debentures, subject to adjustment in certain events.

Redemption

The Debentures are not redeemable prior to June 30, 2018. On or after June 30, 2018, but prior to June 30, 2019, the Debentures may be redeemed at the Company’s sole option, in whole or in part, from time to time on required prior notice at a redemption price equal to the principal amount of the Debentures, provided that the current market price on the date on which such notice of redemption is given is not less than 125% of the Conversion Price. On or after June 30, 2019 and prior to June 30, 2020, the Debentures may be redeemed at the Company’s sole option, in whole or in part, from time to time on required prior notice, at a redemption price equal to the principal amount of the Debentures, irrespective of the current market price. In addition thereto, at the time of redemption, the Company will pay to the holder accrued and unpaid interest up to but not including the date of redemption.

Subordination

The payment of the principal of, and interest on, the Debentures is subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Company, including indebtedness under the Company’s present and future bank credit facilities and any other secured creditors. “Senior Indebtedness” of the Company is defined as the principal of and premium, if any, and interest on and other amounts in respect of all indebtedness of the Company other than indebtedness evidenced by the Debentures and all other existing and future debentures or other instruments of the Company which, by the terms of the instrument creating or evidencing the indebtedness, is expressed to be pari passu with, or subordinate in right of payment to, the Debentures. Subject to statutory or preferred exceptions or as may be specified by the terms of any particular securities, each Debenture ranks pari passu with each other Debenture, and with all other present and future subordinated and unsecured indebtedness of the Company except for sinking fund provisions (if any) applicable to different series of debentures or similar obligations of the Company. The Debentures will not limit the ability of the Company to incur additional indebtedness, including indebtedness that ranks senior to the Debentures, or from mortgaging, pledging or charging its properties to secure any indebtedness.

The Debentures are also effectively subordinated to claims of creditors of the Company’s subsidiaries, except to the extent the Company is a creditor of such subsidiaries ranking at least pari passu with such other creditors.

Convertible Notes

As of the date of this prospectus supplement, we have $1,600,000 outstanding under our 6% convertible unsecured subordinated notes, due June 1, 2021 (the “Notes”) pursuant to which 2,000,000 shares of our Common Stock are issuable upon full conversion of all of such Notes.

Interest

The Notes bear interest from, and including, the date of issue at the rate of 6.00% per annum, payable in arrears on March 1, June 1, September 1 and December 1, with the last such payment falling due on June 1, 2021.

Default

Under the terms of the Notes, an event of default in respect of the Notes will occur if any one or more of the following described events has occurred and is continuing with respect to the Notes: (a) failure to pay principal or premium, if any, when due on the Notes, whether at maturity, upon redemption, by declaration or otherwise; (b) certain events of bankruptcy, insolvency or reorganization of the Company under bankruptcy or insolvency laws; or (c) the Company breaches any representation or covenant in the Note that could reasonably be expected to have a material adverse effect. If an Event of Default has occurred and is continuing, an investor may, with the written consent of the holders of more than 50% of the principal amount of the Notes then outstanding, by written notice to the Company, declare all outstanding Notes to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which will be expressly waived by the Company.

Subordination

The Notes are junior to any of the Company’s the principal of, premium, if any, and interest on (i) all indebtedness for money borrowed or guaranteed by the Company other than the Company’s subordinated debt securities, unless the indebtedness expressly states to have the same rank as, or to rank junior to, the Company’s subordinated debt securities, (ii) and any deferrals, renewals or extensions of any such indebtedness.

Conversion

Each holder of Notes may, at its option, at any time prior to payment in full of the principal amount of the Note or the conversion of the note at the option of the Company, convert, in whole or in part, the outstanding principal amount of its Notes and all accrued and unpaid interest on such Note into 6,250 fully paid and nonassessable shares of Common Stock for each $5,000 aggregate principal amount of Notes then outstanding (the “Conversion Ratio”). Any interest payable in Conversion Shares shall be converted based on the Conversion Ratio.

At any time following the date on which the Common Stock trades on the OTCQX or other United States market or exchange at a price of $1.40 or greater for 20 consecutive trading days, the Company may elect to convert the then outstanding principal amount of the Notes and any interest payable in shares of Common Stock based on the Conversion Ratio.

Waiver and Amendment

Any provision of the Notes may be amended, waived or modified upon the written consent of the Company and the holders of more than 50% of the principal amount of the Notes then outstanding. A consent or waiver may not reduce the principal amount of any Note without the holder’s written consent, or (ii) reduce the rate of interest of any Note without the holder’s written consent.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering Units, each Unit consisting of one share of our Common Stock and one half of one Warrant, each whole Warrant to purchase one share of our Common Stock. The Units will not be issued or certificated. The shares of Common Stock and Warrants that we are issuing are immediately separable and will be issued separately. The shares of Common Stock issuable from time to time upon exercise of the Warrants, if any, are also being offered pursuant to this prospectus supplement.

Common Stock

Holders of our Common Stock have the rights set forth above under the heading “Description of Capital Stock-Common Stock” beginning on page S-17.

Warrants

The following summary of certain terms and provisions of the Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the Warrants, the form of which shall be filed as an exhibit to the registration statement of which this prospectus supplement is a part. Prospective investors should carefully review the terms and provisions of the form of the warrant for a complete description of the terms and conditions of the Warrants.

Duration and Exercise Price

The Warrants offered hereby will entitle the holders thereof to purchase up to an aggregate of 8,572,157 shares of our Common Stock at an exercise price of $1.00 per share, commencing immediately on the issuance date and will expire on the three year anniversary of the issuance date. After the close of business on the expiration date, unexercised Warrants will become void. The Warrants are immediately separable from the Common Stock included in the Units and will be issued separately in this Offering. The Warrants will be issued in certificated form.

In the absence of an effective registration statement or an available prospectus thereunder for issuance of shares upon exercise of the Warrants, upon any exercise of the Warrants, we shall be required to pay liquidated damages to the holder during the period of time of unavailability of an effective registration statement or prospectus, as described in the Warrants.

The exercise price of the Warrants is subject to adjustment in the case of stock dividends or other distributions on shares of Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock.

Prior to the exercise of any Warrants, holders of the Warrants will not have any of the rights of holders of the Common Stock purchasable upon exercise, including voting rights; provided, however, that the holders of the Warrants will have certain rights to participate in distributions or dividends or rights offerings on our Common Stock to the extent set forth in the certificates representing the Warrants.

Exercisability

The Warrants may not be exercised by the holder to the extent that the holder, together with its affiliates, would beneficially own, after such exercise more than 4.99% (or, at the election of purchaser prior to the date of issuance, 9.99%) of Common Stock then outstanding, subject to the right of the holder to increase or decrease such beneficial ownership limitation upon notice to us, provided that such limitation cannot exceed 9.99% and provided that any increase in the beneficial ownership limitation shall not be effective until 61 days after such notice is delivered.

Fundamental Transactions

In addition, the Warrants provide that if, at any time while such Warrants are outstanding, we (1) consolidate or merge with or into another corporation, (2) sell all or substantially all of our assets or (3) are subject to or complete a tender or exchange offer pursuant to which holders of our Common Stock are permitted to tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (4) effect any reclassification, reorganization or recapitalization of our Common Stock or any compulsory share exchange pursuant to which our Common Stock is converted into or exchanged for other securities, cash or property, or (5) engage in one or more transactions with another party that results in that party acquiring more than 50% of our outstanding Common Stock (each, a “Fundamental Transaction”), then the holder of such Warrants shall have the right thereafter to receive, upon exercise of the Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of shares of Common Stock then issuable upon exercise of the Warrant, and any additional consideration payable as part of the Fundamental Transaction. Any successor to us or surviving entity shall assume the obligations under the Warrant.

Exchange Listing

We do not plan on making an application to list the Warrants on any national securities exchange or quotation system.

Waivers and Amendments

The provisions of the Warrants may be amended only if we obtain the written consent of a Holder.

PLAN OF DISTRIBUTION

We engaged H.C. Wainwright & Co., LLC (“Wainwright” or the “placement agent”) to act as our exclusive placement agent in the United States to solicit offers to purchase the securities offered by this prospectus supplement. Wainwright is not purchasing or selling any securities, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use their “best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered. However, we do not intend to accept any subscriptions if the total gross proceeds are less than $11,500,000 in the aggregate. We will enter into a securities purchase agreement directly with the institutional investors, at the investor’s option, who purchase our securities in this Offering. Investors who do not enter into a separate purchase agreement shall rely solely on this prospectus supplement in connection with the purchase of our securities in this Offering. In the United States, offers will only be made to and subscriptions will only be accepted from investors that qualify as “institutional” investors exempt from qualification under the laws and regulations of their state of domicile. Wainwright may engage one or more sub-placement agents or selected dealers to assist with the Offering.

The Units and the securities underlying the Units that are registered on this prospectus supplement and offered hereunder in the United States are also qualified by an MJDS prospectus, as supplemented, filed with the securities regulatory authorities in each of the Canadian provinces of British Columbia, Alberta, Manitoba, Ontario and Québec and are offered under such MJDS prospectus, as supplemented, in such provinces through Echelon as placement agent. Echelon is not registered as a broker-dealer in the United States or any jurisdiction in the United States and, accordingly, Echelon will only solicit or accept offers to purchase or sell the Units in Canada and will not, directly or indirectly, solicit offers to purchase or sell the Units in the United States. Wainwright is not registered as an investment dealer in any Canadian jurisdiction and, accordingly, will only solicit offers to purchase or sell the Units in the United States and will not, directly or indirectly, solicit or accept offers to purchase or sell the Units in Canada.

We have granted Echelon an Over-Allotment Option, exercisable, in whole or in part, at the sole discretion of Echelon, at any time prior to 5:00 p.m. (Montreal time) on the date that is the 30th day after the closing of the Offering, to purchase additional Units and/or any combination of Common Stock and/or Warrants in an amount representing up to an additional 15% of the number of Units sold pursuant to the Offering, at the public offering price to cover over-allocations, if any, and for market stabilization purposes.

Upon the closing of this Offering, we will pay the placement agents (pro rata based on the sales made by such placement agent) a cash transaction fee equal to 7% of the aggregate gross proceeds to us from the sale of the Units in the Offering, provided that the cash transaction fee shall equal 3.5% of the aggregate gross proceeds to us from sale of the Units to certain identified investors only. In addition, we will pay Wainwright a management fee equal to 1% of the aggregate gross proceeds in this Offering. We will also reimburse Wainwright for its expenses incurred in connection with this Offering in a non-accountable amount equal to $40,000 and for its legal and other expenses in connection with this Offering up to $100,000, subject to compliance with FINRA Rule 5110(f)(2)(D)(i). In addition, we will also reimburse Echelon for its expenses incurred in connection with this Offering and for its legal and other expenses in connection with this Offering up to Cdn$120,000, plus taxes and disbursements.

The following table show the per Unit and total placement agent fees we will pay in connection with the sale of the securities in this Offering, assuming the purchase of all of the securities we are offering.

	Per Unit	Total
Public Offering Price	$0.70	$12,001,019.80
Placement agent cash fees	$0.049	$840,071.39
Proceeds, before expenses, to us	$0.651	$11,160,948.41

We estimate the total offering expenses of this Offering that will be payable by us, excluding the placement agent cash fees, will be approximately $650 thousand. After deducting the placement agent cash fees and our estimated offering expenses, we expect the net proceeds from this Offering to be approximately $10.5 million.

In addition, we agreed to grant compensation warrants to the placement agents (the “Placement Agent Warrants”) (pro rata based on the sales made by such placement agent) to purchase a number of shares of our Common Stock equal to 7% of the number of shares of Common Stock sold in this Offering (excluding any shares of Common Stock underlying the warrants issued in this Offering), provided that the Placement Agent Warrants shall equal 3.5% of the number of shares of Common Stock sold to certain identified investors only. The Placement Agent Warrants will be in same form as the Warrants, except that the Placement Agent Warrants will have an exercise price of $0.875 (125% of the offering price per share in this Offering) and the Placement Agent Warrants issued to Wainwright will terminate on the three year anniversary of the effective date of the registration statement of which this prospectus supplement is a part. Pursuant to FINRA Rule 5110(g), the Placement Agent Warrants and any shares issued upon exercise of the Placement Agent Warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this Offering, except the transfer of any security:

  by operation of law or by reason of our reorganization;
  to any FINRA member firm participating in the Offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period;
  if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered;
  that is beneficially owned on a pro rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or
  the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

The Placement Agent Warrants and the Common Stock issuable upon exercise of the Placement Agent Warrants are also being registered pursuant to this prospectus supplement.

In addition, we have granted a right of first refusal to Wainwright pursuant to which it has the right to act as the exclusive advisor, manager or underwriter or placement agent in the United States, as applicable, if the Company or its subsidiaries sell or acquire a business, finance any indebtedness using a manager or agent, or raise capital through a public or private offering of equity or debt securities in the United States at any time prior to the 12 month anniversary of the date of this prospectus supplement, if this Offering closes.

We have also agreed to pay the placement agent a tail fee equal to the cash and warrant compensation in this Offering, if any investor whom the placement agent contacted, or introduced to the Company, during the term of its engagement, provides us with further capital during the six-month period following termination of the placement agent’s engagement.

We have agreed to indemnify Wainwright and Echelon against certain liabilities, including, in the case of Wainwright, liabilities under the Securities Act of 1933, or to contribute to payments Wainwright and Echelon may be required to make with respect to any of these liabilities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until the placement agent has completed its participation in the distribution.

The public offering price of the Units we are offering will be negotiated between us and the investors, in consultation with Wainwright and Echelon based on the trading of our Common Stock prior to the Offering, among other things, and may be at a discount to the current market price. Other factors considered in determining the public offering price of the shares of our Common Stock we are offering include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the Offering and such other factors as were deemed relevant.

The placement agent has performed investment banking services for us in the past, for which it has received customary fees and expenses. The placement agent may, from time to time, engage in transactions with or perform services for us in the ordinary course of its business and may continue to receive compensation from us for such services, but we have no present agreements with the placement agent to do so.

Our Common Stock is quoted on the OTCQX under the symbol “IGXT” and listed on the TSX-V under the symbol “IGX”.

The transfer agent and registrar for our Common Stock is Philadelphia Stock Transfer, Inc.

LEGAL MATTERS

The validity of the Common Stock and Warrants offered hereby will be passed upon by Dorsey & Whitney, LLP.

EXPERTS

IntelGenx Technologies Corp. financial statements for the years ended December 31, 2017 and 2016 included in this registration statement have been audited by Richter, LLP, Montreal, Quebec, an independent registered public accounting firm, as stated in their report, and have been so included in reliance upon the report of said firm and their authority as experts in accounting and auditing. This report expresses an unqualified opinion.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports and other information with the Securities and Exchange Commission. We have also filed a registration statement on Form S-3, including exhibits, with the SEC with respect to the shares being offered in this Offering. This prospectus supplement is part of the registration statement, but it does not contain all of the information included in the registration statement or exhibits. For further information with respect to us and our Common Stock, we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You may inspect a copy of the registration statement and other reports we file with the Securities and Exchange Commission without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 100 F Street NE, Washington, D.C. 20549, upon payment of fees prescribed by the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the Web site is http://www.sec.gov. The SEC’s toll free investor information service can be reached at 1-800-SEC-0330.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information contained in documents that we file with them. We are incorporating by reference into this prospectus supplement the documents listed below (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K):

  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 that we filed with the SEC on March 29, 2018;
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 that we filed with the SEC on May 10, 2018;
  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 that we filed with the SEC on August 9, 2018;
  Our Proxy Statement on Schedule 14A that we filed with the SEC on March 29, 2018 (the “Proxy Statement”);
  Our Current Reports on Form 8-K filed with the SEC on January 26, 2018, May 10, 2018 and October 17, 2018; and
  The description of the Registrant’s shares of Common Stock set forth in the registration statement on Form 10SB12G filed with the Securities and Exchange Commission on July 28, 2000.

By incorporating by reference our Annual Report on Form 10-K, and our Proxy Statement, we can disclose important information to you by referring you to our Annual Report on Form 10-K, and our Proxy Statement, which are considered part of this prospectus supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the effective date of the initial registration statement of which this prospectus supplement is a part and all such documents that we file with the SEC after the date of this prospectus supplement and before the termination of the Offering of our securities shall be deemed incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing such documents. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement.

Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Copies of the documents incorporated by reference in this prospectus supplement may be obtained on written or oral request without charge from our Corporate Secretary at 6420 Abrams, Ville Saint Laurent, Quebec H4S 1Y2, Canada (telephone: (514) 331-7440).

We also maintain a web site at http://www.intelgenx.com through which you can obtain copies of documents that we have filed with the SEC. The contents of that site are not incorporated by reference into or otherwise a part of this prospectus supplement.

PROSPECTUS

IntelGenx Technologies Corp.

$100,000,000
Common Stock
Warrants
Rights
Units
Subscription Receipts
Preferred Stock
Debt Securities

IntelGenx Technologies Corp. may offer and sell, from time to time, up to $100,000,000 aggregate initial offering price of the Company’s common stock, $0.00001 par value (which we refer to as “Common Stock”), warrants to purchase Common Stock (which we refer to collectively as “Warrants”), rights to purchase Common Stock or other securities of the Company (which we refer to as “Rights”), subscription receipts for Common Stock, Warrants, Preferred Stock or any combination thereof (which we refer to as “Subscription Receipts”), preferred stock of the Company (which we refer to as “Preferred Stock”), or debt securities of the Company which may or may not be converted into other securities (which we refer to as “Debt Securities”), or any combination thereof (which we refer to as “Units”), in one or more transactions under this Prospectus (which we refer to as the “Prospectus”). We may also offer under this Prospectus any Common Stock issuable upon the exercise of Warrants and any Common Stock or other securities of the Company issuable upon the exercise of Rights and any Common Stock issuable on conversion of Subscription Receipts, Preferred Stock or Debt Securities. Collectively, the Common Stock, Warrants, Rights, Subscription Receipts, Preferred Stock, Debt Securities, shares of Common Stock issuable upon exercise of the Warrants, Common Stock or other securities of the Company issuable upon the exercise of Rights, Subscription Receipts, Preferred Stock, and Debt Securities and Units are referred to as the “Securities.”

This Prospectus provides you with a general description of the Securities that we may offer. Each time we offer Securities, we will provide you with a prospectus supplement (which we refer to as the “Prospectus Supplement”) that describes specific information about the particular Securities being offered and may add, update or change information contained in this Prospectus. You should read both this Prospectus and the Prospectus Supplement, together with any additional information which is incorporated by reference into this Prospectus and the Prospectus Supplement. This Prospectus may not be used to offer or sell Securities without the Prospectus Supplement which includes a description of the method and terms of that offering.

We may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which we will provide to you each time we offer Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this Prospectus.

Our Common Stock is quoted on the OTCQX under the symbol “IGXT” and on the TSX Venture Exchange (the “TSX-V”) under the symbol “IGX”. The closing price of our Common Stock as quoted on the OTCQX on October 3, 2018 was $1.13, and the closing price of our Common Stock on the TSX-V on October 3, 2018 was CDN $1.51. There is currently no market through which the Securities, other than the Common Stock, may be sold, and purchasers may not be able to resell the Securities purchased under this Prospectus. This may affect the pricing of the Securities, other than the Common Stock, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. See “Risk Factors.”

Investing in the Securities involves risks. See “Risk Factors” on page 14.

These Securities have not been approved or disapproved by the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is October 4, 2018

You should rely only on the information contained in this Prospectus and any related Prospectus Supplement or free writing prospectus that we may provide to you in connection with the Securities offered hereby. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these Securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus is accurate only as of the date on the front cover of this Prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. Neither the delivery of this Prospectus nor any sale made in connection with this Prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this Prospectus or that the information contained in this Prospectus is correct as of any time after its date.

FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this Prospectus constitute forward-looking statements within the meaning of applicable securities laws. All statements contained in this registration statement that are not clearly historical in nature are forward-looking, and the words “anticipate”, “believe”, “continue”, “expect”, “estimate”, “intend”, “may”, “plan”, “will”, “shall” and other similar expressions are generally intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements are based on our beliefs and assumptions based on information available at the time the assumption was made. These forward-looking statements are not based on historical facts but on management’s expectations regarding future growth, results of operations, performance, future capital and other expenditures (including the amount, nature and sources of funding thereof), competitive advantages, business prospects and opportunities. Forward-looking statements involve significant known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those implied by forward-looking statements. These factors should be considered carefully and prospective investors should not place undue reliance on the forward-looking statements. Although the forward-looking statements contained in this registration statement or incorporated by reference herein are based upon what management believes to be reasonable assumptions, there is no assurance that actual results will be consistent with these forward-looking statements. These forward-looking statements are made as of the date of this registration statement or as of the date specified in the documents incorporated by reference herein, as the case may be.

Forward-looking statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and other uncertain events. Forward-looking statements, by their nature, are based on assumptions, including those described below, and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements to differ materially from those expressed in the forward-looking statements. Any forecasts or forward-looking predictions or statements cannot be relied upon due to, among other things, changing external events and general uncertainties of the business. Results indicated in forward-looking statements may differ materially from actual results for a number of reasons, including without limitation, risks associated with the ability to obtain sufficient and suitable financing to support operations, R&D clinical trials and commercialization of products; the ability to execute partnerships and corporate alliances; uncertainties relating to the regulatory approval process; the ability to develop drug delivery technologies and manufacturing processes that result in competitive advantage and commercial viability; the impact of competitive products and pricing and the ability to successfully compete in the targeted markets; the successful and timely completion of pre-clinical and clinical studies; the ability to attract and retain key personnel and key collaborators; the ability to adequately protect proprietary information and technology from competitors; and the ability to ensure that we do not infringe upon the rights of third parties. Material factors or assumptions that were applied in drawing a conclusion or making an estimate set out in the forward-looking information include the factors identified throughout this Prospectus. The forward-looking statements contained in this Prospectus represent our expectations as of the date of this Prospectus, and are subject to change after such date. We any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required under applicable securities regulations. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements were made or to reflect the occurrence of unanticipated events, except as may be required by applicable securities laws.

SUMMARY

The Company

IntelGenx Corp., our operating subsidiary, is a drug delivery company established in 2003 and headquartered in Montreal, Quebec, Canada. In this Prospectus, the words “Company,” “IntelGenx” “we,” “us,” and “our,” refer collectively to IntelGenx Technologies Corp. and IntelGenx Corp., our wholly owned Canadian subsidiary. Our focus is on the development of novel oral immediate-release and controlled-release products for the pharmaceutical market. More recently, we have made the strategic decision to enter the oral film market and have implemented commercial oral film manufacturing capability. This enables us to offer our partners a comprehensive portfolio of pharmaceutical services, including pharmaceutical R&D, clinical monitoring, regulatory support, tech transfer and manufacturing scale-up, and commercial manufacturing.

Recent Developments

Tilray®

On September 20, 2018, we announced that we executed a non-binding letter of intent (the “LOI”) with Tilray, Inc. (NASDAQ:TLRY) (“Tilray®”), a global leader in cannabis research, cultivation, production and distribution, to co-develop and commercialize oral film products infused with recreational and medical cannabis (“cannabis-infused VersaFilm™), in anticipation of amended cannabis regulations which would allow adult-use consumers to purchase edible products.

We believe that dissolvable films for the consumption of marijuana will appeal to both medicinal and recreational markets and that a significant portion of those likely to use marijuana will find a dissolvable film appealing, due to its ease-of-use, discreteness and lack of harmful smoke.

Suboxone®

On May 14, 2018, we announced that all patent litigation between the Company, Par Pharmaceutical, Inc., Indivior, Inc., Indivior UK Limited, and Aquestive Therapeutics, Inc. (formerly MonoSol Rx, LLC) related to Suboxone® film has been settled. The settlement agreement permits Par to begin selling a generic version of Suboxone® film on January 1, 2023, or earlier under certain circumstances. Par (now Endo Ventures) is the Company’s commercial and development partner for a generic version of Suboxone® sublingual film product, which is indicated for the treatment of opioid dependence. We will have exclusive rights to manufacture and supply product to Endo Ventures, while Endo Ventures will have exclusive rights to market and sell Suboxone supplied by the Company in the United States.

The Securities Offered under this Prospectus

We may offer the Common Stock, Warrants, Rights, Subscription Receipts, Preferred Stock, Debt Securities or Units with a total value of up to $100,000,000 from time to time under this Prospectus, together with any applicable Prospectus Supplement and related free writing prospectus, if any, at prices and on terms to be determined by market conditions at the time of offering. This Prospectus provides you with a general description of the Securities we may offer. Each time we offer Securities, we will provide a Prospectus Supplement that will describe the specific amounts, prices and other important terms of the Securities, including, to the extent applicable:

•	aggregate offering price;
•

the designation, number and terms of the Common Stock purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms;

•

the record date for shareholders entitled to receive the Rights, the designation, number and terms of the Common Stock or other securities purchasable upon exercise of the Rights, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exchange or sinking funds terms, if any;
•	rank and security, if any;
•

conversion or exchange prices or rates, if any, and if applicable, any provision for changes or adjustment in the conversion or exchange prices or rates in the securities or other property receivable upon conversion or exchange;

•	restrictive covenants, if any;
•	voting or other rights, if any; and
•	important United States and Canadian federal income tax considerations.

A Prospectus Supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this Prospectus or in documents we have incorporated by reference. However, no Prospectus Supplement or free writing prospectus will offer a security that is not registered and described in this Prospectus at the time of the effectiveness of the registration statement of which this Prospectus is a part.

We may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which we will provide to you each time we offer Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer Common Stock. Holders of Common Stock are entitled to one vote per Common Stock on all matters that require shareholder approval.

Our Common Stock is described in greater detail in this Prospectus under “Description of Common Stock.”

Warrants

We may offer Warrants for the purchase of Common Stock or Preferred Stock, in one or more series, from time to time. We may issue Warrants independently or together with Common Stock or Preferred Shares and the Warrants may be attached to or separate from such securities.

The Warrants will be evidenced by warrant certificates and may be issued under one or more warrant indentures, which are contracts between us and a warrant trustee for the holders of the Warrants. In this Prospectus, we have summarized certain general features of the Warrants under “Description of Warrants.” We urge you, however, to read any Prospectus Supplement and any free writing prospectus that we may authorize to be provided to you related to the series of Warrants being offered, as well as the complete warrant indentures, if applicable, and warrant certificates that contain the terms of the Warrants. If applicable, specific warrant indentures will contain additional important terms and provisions and will be filed as exhibits to the registration statement of which this Prospectus is a part, or incorporated by reference from a current report on Form 8-K that we file with the SEC.

Rights

We may offer Rights to our existing shareholders to purchase additional Common Stock, preferred shares or other securities of the Company. For any particular Rights, the applicable Prospectus Supplement will describe the terms of such rights and rights agreement including the period during which such Rights may be exercised, the manner of exercising such Rights, the transferability of such Rights and the number of Common Stock or other securities that may be purchased in connection with each right and the subscription price for the purchase of such Common Stock or other securities. In connection with a rights offering, we may enter into a separate agreement with one or more underwriters or standby purchasers to purchase any securities not subscribed for in the rights offering by existing shareholders, which will be described in the applicable Prospectus Supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank, trust company or transfer agent, as rights agent.

In this Prospectus, we have summarized certain general features of the Rights under “Description of Rights.” We urge you, however, to read any Prospectus Supplement and any free writing prospectus that we may authorize to be provided to you related to the Rights being offered, as well as the complete Rights certificates that contain the terms of the Rights. We may evidence each series of rights by rights certificates that we may issue under a separate rights agreement with a rights agent. If applicable, we will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the rights agreements that describe the terms of the series of Rights we are offering before the issuance of the related series of Rights.

Subscription Receipts

We may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Stock, Preferred Stock, Warrants or other securities of the Company or any combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements, each to be entered into between us and an escrow agent, which will establish the terms and conditions of the Subscription Receipts. Each escrow agent will be a financial institution organized under the laws of the United States or any state thereof or Canada or any province thereof and authorized to carry on business as a trustee. A copy of the form of subscription receipt agreement will be filed as an exhibit to the registration statement of which this Prospectus is a part, or will be incorporated by reference from a Current Report on Form 8-K that we file with the SEC.

Preferred Stock

We may offer Preferred Stock. The Preferred Stock issuable in series will have the rights, privileges, restrictions and conditions assigned to the particular series upon the board of directors of the Company approving their issuance, subject to the Company’s articles of incorporation. The Series A preferred shares are non-redeemable, non-callable, non-voting and do not have a right to dividends. The terms of any preferred shares offered under this Prospectus and any related agreements will be described in the Prospectus Supplement filed in respect of the issuance of such preferred shares.

Debt Securities

We may offer secured or unsecured Debt Securities under this Prospectus. The terms of any Debt Securities and any related agreements or indentures will be described in a Prospectus Supplement to be filed in respect of such offering.

Units

We may offer Units consisting of Common Stock, Warrants, Preferred Stock, Rights, Subscription Receipts and Debt Securities in any combination. In this Prospectus, we have summarized certain general features of the Units under “Description of Units.” We urge you, however, to read any Prospectus Supplement and any free writing prospectus that we may authorize to be provided to you related to the series of Units being offered. We may evidence each series of Units by unit certificates that we may issue under a separate unit agreement with a unit agent. If applicable, we will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the unit agreements that describe the terms of the series of Units we are offering before the issuance of the related series of Units.

Risk Factors

See “Risk Factors,” as well as other information included in this prospectus, for a discussion of factors you should read and consider carefully before investing in our securities

OUR COMPANY

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law. This Prospectus is not an offer to sell these Securities and is not soliciting an offer to buy these Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the Securities. Our business, financial condition, results of operations and prospects may have changed since that date.

All amounts are U.S.$ unless otherwise indicated. Unless otherwise indicated, the term “year,” “fiscal year” or “fiscal” refers to our fiscal year ending December 31st.

Corporate History

Our predecessor company, Big Flash Corp., was incorporated in Delaware on July 27, 1999. On April 28, 2006, Big Flash, through its Canadian holding corporation, completed the acquisition of IntelGenx Corp., a Canadian company incorporated on June 15, 2003. We did not have any operations prior to the acquisition of IntelGenx Corp. In connection with the acquisition, we changed our name from Big Flash Corp. to IntelGenx Technologies Corp. IntelGenx Corp. has continued operations as our operating subsidiary.

Our Business

Overview

We are a drug delivery company established in 2003 and headquartered in Montreal, Quebec, Canada. Our focus is on the development of novel oral immediate-release and controlled-release products for the pharmaceutical market. More recently, we have made the strategic decision to enter the oral film market and have implemented commercial oral film manufacturing capability. This enables us to offer our partners a comprehensive portfolio of pharmaceutical services, including pharmaceutical R&D, clinical monitoring, regulatory support, tech transfer and manufacturing scale-up, and commercial manufacturing.

Our business strategy is to develop pharmaceutical products based on our proprietary drug delivery technologies and, once the viability of a product has been demonstrated, license the commercial rights to partners in the pharmaceutical industry. In certain cases, we rely upon partners in the pharmaceutical industry to fund development of the licensed products, complete the regulatory approval process with the U.S. Food and Drug Administration (“FDA”) or other regulatory agencies relating to the licensed products, and assume responsibility for marketing and distributing such products.

In addition, we may choose to pursue the development of certain products until the project reaches the marketing and distribution stage. We will assess the potential for successful development of a product and associated costs, and then determine at which stage it is most prudent to seek a partner, balancing such costs against the potential for additional returns earned by partnering later in the development process.

Managing our project pipeline is a key success factor for the Company. We have undertaken a strategy under which we will work with pharmaceutical companies in order to apply our oral film technology to pharmaceutical products for which patent protection is nearing expiration, a strategy which is often referred to as “lifecycle management”. Under §505(b)(2) of the Food, Drug, and Cosmetics Act, the FDA may grant market exclusivity for a term of up to three years following approval of a listed drug that contains previously approved active ingredients but is approved in a new dosage, dosage form, route of administration or combination.

The 505(b)(2) pathway is also the regulatory approach to be followed if an applicant intends to file an application for a product containing a drug that is already approved by the FDA for a certain indication and for which the applicant is seeking approval for a new indication or for a new use, the approval of which is required to be supported by new clinical trials, other than bioavailability studies. We have implemented a strategy under which we actively look for such so-called “repurposing opportunities” and determine whether our proprietary VersaFilm™ technology adds value to the product. We currently have two such drug repurposing projects in our development pipeline.

We continue to develop the existing products in our pipeline and may also perform research and development on other potential products as opportunities arise.

We have established a state-of-the-art manufacturing facility with the intent to manufacture all our VersaFilm™ products in-house as we believe that this:

1.	represents a profitable business opportunity,
2.	will reduce our dependency upon third-party contract manufacturers, thereby protecting our manufacturing process know-how and intellectual property, and
3.	allows us to offer our clients and development partners a full service from product conception through to supply of the finished product.

Recent Developments

On September 20, 2018, we announced that we executed a non-binding letter of intent (the “LOI”) with Tilray, Inc. (NASDAQ:TLRY) (“Tilray®”), a global leader in cannabis research, cultivation, production and distribution, to co-develop and commercialize oral film products infused with recreational and medical cannabis (“cannabis-infused VersaFilm™”), in anticipation of amended cannabis regulations which would allow adult-use consumers to purchase edible products.

Pursuant to the LOI, subject to entering into a definitive agreement and the satisfaction of customary closing conditions, IntelGenx and Tilray® will fund 20% and 80% of the costs associated with the development of the cannabis-infused VersaFilm™ products, respectively. We will have rights to manufacture and supply the co-developed products to Tilray®, and will also receive a fixed single-digit royalty on net product sales. Tilray® will have the exclusive, worldwide marketing and distribution rights for the co-developed products.

The LOI also contemplates that, at the time of entering into the definitive agreement, Tilray® will make a strategic investment in IntelGenx by way of a non-brokered private placement (“Private Placement”). Tilray® will purchase 1,250,000 shares of Common Stock of IntelGenx at a price of USD$0.80 per share, which is equal to the five-day volume weighted average closing price of IntelGenx’ common stock on the OTCQX for the period ended September 18, 2018. IntelGenx intends to use the proceeds from the Private Placement for cannabis-infused VersaFilm™ product development in connection with the LOI. The Private Placement will be subject to the approval of the TSX-V.

We believe that dissolvable films for the consumption of marijuana will appeal to both medicinal and recreational markets and that a significant portion of those likely to use marijuana will find a dissolvable film appealing, due to its ease-of-use, discreteness and lack of harmful smoke.

On May 14, 2018, we announced that all patent litigation between the Company, Par Pharmaceutical, Inc., Indivior, Inc., Indivior UK Limited, and Aquestive Therapeutics, Inc. (formerly MonoSol Rx, LLC) related to Suboxone® film has been settled. The settlement agreement permits Par to begin selling a generic version of Suboxone® film on January 1, 2023, or earlier under certain circumstances. Par (now Endo Ventures) is the Company’s commercial and development partner for a generic version of Suboxone® sublingual film product, which is indicated for the treatment of opioid dependence. We will have exclusive rights to manufacture and supply product to Endo Ventures, while Endo Ventures will have exclusive rights to market and sell Suboxone supplied by the Company in the United States.

Our Offices and Other Corporate Information

Our executive offices are located at 6420 Abrams, Ville Saint-Laurent, Quebec, H4S 1Y2, Canada, and our telephone number is (514) 331-7440. Our web site address is http://www.IntelGenx.com. Information contained on our web site is not a part of this Prospectus.

The Securities Offered under this Prospectus

We may offer the Common Stock, Warrants, Rights, Subscription Receipts, Preferred Stock, Debt Securities or Units with a total value of up to $100,000,000 from time to time under this Prospectus, together with any applicable Prospectus Supplement and related free writing prospectus, if any, at prices and on terms to be determined by market conditions at the time of offering. This Prospectus provides you with a general description of the Securities we may offer. Each time we offer Securities, we will provide a Prospectus Supplement that will describe the specific amounts, prices and other important terms of the Securities, including, to the extent applicable:

•	aggregate offering price;
•

the designation, number and terms of the Common Stock purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms;

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the record date for stockholders entitled to receive the Rights, the designation, number and terms of the Common Stock or other securities purchasable upon exercise of the Rights, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms;

•	rates and times of payment of interest or dividends, if any;
•	redemption, conversion, exchange or sinking funds terms, if any;
•	rank and security, if any;
•

conversion or exchange prices or rates, if any, and if applicable, any provision for changes or adjustment in the conversion or exchange prices or rates in the Securities or other property receivable upon conversion or exchange;

•	restrictive covenants, if any;
•	voting or other rights, if any; and
•	important United States and Canadian federal income tax considerations.

A Prospectus Supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this Prospectus or in documents we have incorporated by reference. However, no Prospectus Supplement or free writing prospectus will offer a security that is not registered and described in this Prospectus at the time of the effectiveness of the registration statement of which this Prospectus is a part.

We may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which we will provide to you each time we offer Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer Common Stock. Holders of Common Stock are entitled to one vote per share of Common Stock on all matters that require stockholder approval.

Our Common Stock is described in greater detail in this Prospectus under “Description of Common Stock.”

Warrants

We may offer Warrants for the purchase of Common Stock or Preferred Stock, in one or more series, from time to time. We may issue Warrants independently or together with Common Stock or Preferred Stock and the Warrants may be attached to or separate from such securities.

The Warrants issued to U.S. investors may be evidenced by warrant certificates and may be issued under one or more warrant indentures, which are contracts between us and a warrant trustee for the holders of the Warrants. In this Prospectus, we have summarized certain general features of the Warrants under “Description of Warrants.” We urge you, however, to read any Prospectus Supplement and any free writing prospectus that we may authorize to be provided to you related to the series of Warrants being offered, as well as the complete warrant indentures, if applicable, and warrant certificates that contain the terms of the Warrants. If applicable, specific warrant indentures will contain additional important terms and provisions and will be filed as exhibits to the registration statement of which this Prospectus is a part, or incorporated by reference from a current report on Form 8-K that we file with the SEC.

Rights

We may offer Rights to our existing stockholders to purchase additional Common Stock, Preferred Stock or other securities of the Company. For any particular Rights, the applicable Prospectus Supplement will describe the terms of such rights and rights agreement including the period during which such Rights may be exercised, the manner of exercising such Rights, the transferability of such Rights and the number of Common Stock or other securities that may be purchased in connection with each right and the subscription price for the purchase of such Common Stock or other securities. In connection with a rights offering, we may enter into a separate agreement with one or more underwriters or standby purchasers to purchase any securities not subscribed for in the rights offering by existing stockholders, which will be described in the applicable Prospectus Supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank, trust company or transfer agent, as rights agent.

In this Prospectus, we have summarized certain general features of the Rights under “Description of Rights.” We urge you, however, to read any Prospectus Supplement and any free writing prospectus that we may authorize to be provided to you related to the Rights being offered, as well as the complete Rights certificates that contain the terms of the Rights. We may evidence each series of rights by rights certificates that we may issue under a separate rights agreement with a rights agent. If applicable, we will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the rights agreements that describe the terms of the series of Rights we are offering before the issuance of the related series of Rights.

Subscription Receipts

We may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Stock, Preferred Stock, Warrants or other securities of the Company or any combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements, each to be entered into between us and an escrow agent, which will establish the terms and conditions of the Subscription Receipts. Each escrow agent will be a financial institution organized under the laws of the United States or any state thereof or Canada or any province thereof and authorized to carry on business as a trustee. A copy of the form of subscription receipt agreement will be filed as an exhibit to the registration statement of which this Prospectus is a part, or will be incorporated by reference from a Current Report on Form 8-K that we file with the SEC.

Preferred Stock

We may offer Preferred Stock. The Preferred Stock issuable in series will have the rights, privileges, restrictions and conditions assigned to the particular series upon the board of directors of the Company approving their issuance, subject to the Company’s articles of incorporation. The terms of any Preferred Stock offered under this Prospectus and any related agreements will be described in the Prospectus Supplement filed in respect of the issuance of such Preferred Stock.

Debt Securities

We may offer secured or unsecured Debt Securities under this Prospectus. The terms of any Debt Securities and any related agreements or indentures will be described in a Prospectus Supplement to be filed in respect of such offering.

Units

We may offer Units consisting of Common Stock, Warrants, Preferred Stock, Rights, Subscription Receipts and Debt Securities in any combination. In this Prospectus, we have summarized certain general features of the Units under “Description of Units.” We urge you, however, to read any Prospectus Supplement and any free writing prospectus that we may authorize to be provided to you related to the series of Units being offered. We may evidence each series of Units by unit certificates that we may issue under a separate unit agreement with a unit agent. If applicable, we will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the unit agreements that describe the terms of the series of Units we are offering before the issuance of the related series of Units.

Risk Factors

See “Risk Factors,” as well as other information included in this prospectus, for a discussion of factors you should read and consider carefully before investing in our Securities

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

RISK FACTORS

Our business faces many risks. Any of the risks discussed below, or elsewhere in this report or in our other filings with the SEC, could have a material impact on our business, financial condition, or results of operations.

You should carefully consider the risks described under the heading, "Risk Factors", in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2017 which are incorporated by reference into this Prospectus before making an investment decision. You should also refer to the other information in this Prospectus or incorporated by reference into this Prospectus, including our financial statements and the related notes thereto. The risks and uncertainties described in this Prospectus or incorporated by reference into this Prospectus are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the risks described actually occur, our business, results of operations and financial condition could suffer. In that event the trading price of our Common Stock could decline. The risks described also include forward looking statements and our actual results may differ substantially from those discussed in these forward-looking statements.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of Common Stock or other securities convertible into or exchangeable for Common Stock at prices that may not be the same as the price per share paid by any investor in an offering in a subsequent Prospectus Supplement. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investor in an offering in a subsequent Prospectus Supplement, and investors purchasing shares or other securities in the future could have rights superior to you. The price per share at which we sell additional shares of Common Stock or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by any investor in an offering under a subsequent Prospectus Supplement.

Future offerings of debt or preferred equity securities, which would rank senior to our Common Stock, may adversely affect the market price of our Common Stock.

If, in the future, we decide to issue debt or preferred equity securities that may rank senior to our Common Stock, it is likely that such securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our Common Stock and may result in dilution to owners of our Common Stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our Common Stock will bear the risk of our future offerings reducing the market price of our Common Stock and diluting the value of their stock holdings in us.

There can be no assurance as to the liquidity of the trading market for certain Securities or that a trading market for certain Securities will develop.

There is no public market for the Warrants, Preferred Stock, Rights, Subscription Receipts or Debt Securities and, unless otherwise specified in the applicable Prospectus Supplement, the Company does not intend to apply for listing of these securities on any securities exchange. If these securities are traded after their initial issue, they may trade at a discount from their initial offering prices depending on the market for similar securities, prevailing interest rates and other factors, including general economic conditions and the Company’s financial condition. There can be no assurance as to the liquidity of the trading market for any Warrants, Preferred Stock, Rights, Subscription Receipts or Debt Securities or that a trading market for these securities will develop.

We have entered into certain non-binding agreements and there can be no assurance that they materialize into a definitive agreement or transaction.

Consistent with its past practice and in the normal course, the Company has outstanding non-binding letters of intent and/or conditional agreements or may otherwise be engaged in discussions with respect to possible collaborations, studies, product development or acquisitions which may or may not be material, including, without limitation, the non-binding letter of intent dated September 20, 2018 with Tilray®. There is no assurance that any of these letters, agreements and/or discussions will result in a definitive agreement or, if they do, what the final terms or timing of any such transactions would be, whether such transactions will generate revenues, be profitable for the Company, or be well-received by the marketplace.

USE OF PROCEEDS

Unless the applicable Prospectus Supplement states otherwise, we will use the net proceeds we receive from the sale of the Securities for general corporate purposes, which may include, among other things, working capital, capital expenditures, debt repayment, the financing of possible acquisitions or stock repurchases. The prospectus supplement relating to a particular offering of Securities by us will identify the use of proceeds for that offering.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 200,000,000 shares of Common Stock with a par value of $0.00001. As at October 4, 2018, there were 73,491,539 shares of Common Stock issued and outstanding.

The holders of Common Stock are entitled to one vote per share on all matters voted on by stockholders, including the election of directors. Except as otherwise required by law, the holders of Common Stock exclusively possess all voting power. The holders of Common Stock are entitled to dividends as may be declared from time to time by our board of directors from funds available for distribution to holders. No holder of Common Stock has any pre-emptive right to subscribe to any securities of ours of any kind or class or any cumulative voting rights. The outstanding shares of Common Stock are, and the shares, upon issuance and sale as contemplated will be, duly authorized, validly issued, fully paid and non-assessable.

Rights Upon Dissolution or Winding Up

The Delaware General Corporation Law provides that upon dissolution, liquidation or winding-up of the Company, holders of common stock have the lowest priority in the distribution of assets and will only receive a distribution if all senior obligations have been paid. If all senior obligations have been paid, the holders of shares of Common Stock will be entitled to receive our assets available for distribution proportionate to their pro rata ownership of the outstanding shares of common stock.

Anti-Takeover Effects of Various Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

The Delaware General Corporation Law, our certificate of incorporation and our by-laws contain provisions that may have some anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his, her or its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law (“Section 203”). Subject to specific exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time the stockholder becomes an interested stockholder, unless:

•

the business combination, or the transaction in which the stockholder became an interested stockholder, is approved by our board of directors prior to the time the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or after the time a stockholder became an interested stockholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of our outstanding voting stock that is not owned by the interested stockholder.

“Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to various exceptions, in general, an “interested stockholder” is a stockholder who, together with his, her or its affiliates and associates, owns, or within three years did own, 15% or more of the shares of our outstanding voting stock. These restrictions could prohibit or delay the accomplishment of mergers or other takeover or change of control attempts with respect to us and, therefore, may discourage attempts to acquire us.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable Prospectus Supplements and free writing prospectuses, summarizes the material terms and provisions of the Warrants that we may offer under this Prospectus, which will consist of Warrants to purchase Common Stock or Preferred Stock and may be issued in one or more series. Warrants may be offered independently or together with Common Stock or Preferred Stock, Rights or any combination thereof, and may be attached to or separate from those Securities. While the terms we have summarized below will apply generally to any Warrants that we may offer under this Prospectus, we will describe the particular terms of any series of Warrants that we may offer in more detail in the applicable Prospectus Supplement and any applicable free writing prospectus. The terms of any Warrants offered under a Prospectus Supplement may differ from the terms described below.

General

Warrants may be issued under and governed by the terms of one or more warrant indentures (each of which we refer to as a “Warrant Indenture”) between us and a warrant trustee (which we refer to as the “Warrant Trustee”) that we will name in the relevant Prospectus Supplement, if applicable. Each Warrant Trustee will be a financial institution organized under the laws of Canada, the United States, or any province or state thereof, and authorized to carry on business as a trustee.

This summary of some of the provisions of the Warrants is not complete. The statements made in this Prospectus relating to any Warrant Indenture and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Warrant Indenture, if any, and the Warrant certificate. Prospective investors should refer to the Warrant Indenture, if any, and the Warrant certificate relating to the specific Warrants being offered for the complete terms of the Warrants. If applicable, we will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, any Warrant Indenture describing the terms and conditions of Warrants we are offering before the issuance of such Warrants.

The applicable Prospectus Supplement relating to any Warrants offered by us will describe the particular terms of those Warrants and include specific terms relating to the offering. This description will include, where applicable:

•	the designation and aggregate number of Warrants;
•	the price at which the Warrants will be offered;
•	the currency or currencies in which the Warrants will be offered;
•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;
•

the number of shares of Common Stock or Preferred Stock that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Stock or Preferred Stock may be purchased upon exercise of each Warrant;

•	the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;
•	the date or dates, if any, on or after which the Warrants and the other Securities with which the Warrants will be offered will be transferable separately;
•	whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;
•	whether we will issue the Warrants as global securities and, if so, the identity of the depositary of the global securities;
•	whether the Warrants will be listed on any exchange;
•	material United States and Canadian federal income tax consequences of acquiring, owning, exercising and disposing of the Warrants; and
•	any other material terms or conditions of the Warrants.

Rights of Holders Prior to Exercise

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Common Stock or Preferred Stock issuable upon exercise of the Warrants.

Exercise of Warrants

Each Warrant will entitle the holder to purchase the Common Stock or Preferred Stock that we specify in the applicable Prospectus Supplement at the exercise price that we describe therein. Unless we otherwise specify in the applicable Prospectus Supplement, holders of the Warrants may exercise the Warrants at any time up to the specified time on the expiration date that we set forth in the applicable Prospectus Supplement. After the close of business on the expiration date, unexercised Warrants will become void.

Holders of the Warrants may exercise the Warrants by delivering the Warrant certificate representing the Warrants to be exercised together with specified information, and paying the required amount to the Warrant Trustee, if any, or to us, as applicable, in immediately available funds, as provided in the applicable Prospectus Supplement. We will set forth on the Warrant certificate and in the applicable Prospectus Supplement the information that the holder of the Warrant will be required to deliver to the Warrant Trustee, if any, or to us, as applicable.

Upon receipt of the required payment and the Warrant certificate properly completed and duly executed at the corporate trust office of the Warrant Trustee, if any, to us at our principal offices, as applicable, or any other office indicated in the applicable Prospectus Supplement, we will issue and deliver the Common Stock or Preferred Stock purchasable upon such exercise. If fewer than all of the Warrants represented by the Warrant certificate are exercised, then we will issue a new Warrant certificate for the remaining amount of Warrants. If we so indicate in the applicable Prospectus Supplement, holders of the Warrants may surrender securities as all or part of the exercise price for Warrants.

Anti-Dilution

The Warrant Indenture, if any, and the Warrant certificate will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Stock or Preferred Stock or any other reorganization, amalgamation, merger or sale of all or substantially all of our assets, the Warrants will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the Common Stock or Preferred Stock to which such holder would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of Common Stock or Preferred Stock of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of shares of Common Stock or Preferred Stock to be issued to holders of Warrants, as applicable.

Global Securities

We may issue Warrants in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Warrant Indenture, if any, will provide for modifications and alterations to the Warrants issued thereunder by way of a resolution of holders of Warrants at a meeting of such holders or a consent in writing from such holders. The number of holders of Warrants required to pass such a resolution or execute such a written consent will be specified in the Warrant Indenture, if any.

We may amend any Warrant Indenture and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants.

DESCRIPTION OF RIGHTS

The following description, together with the additional information we may include in any applicable Prospectus Supplements and free writing prospectuses, summarizes the material terms and provisions of the Rights that we may offer under this Prospectus. Rights may be offered independently or together with Common Stock, Warrants, Preferred Stock or other security, or a combination thereof, and may be attached to or separate from those Securities. While the terms we have summarized below will apply generally to any Rights that we may offer under this Prospectus, we will describe the particular terms of any series of Rights in more detail in the applicable Prospectus Supplement. The terms of any Rights offered under a Prospectus Supplement may differ from the terms described below.

General

Rights may be issued independently or together with any other security and may or may not be transferable. As part of any rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue Rights, each series of Rights will be issued under a separate rights agreement to be entered into between us and a bank, trust company or transfer agent, as rights agent, that will be named in the applicable Prospectus Supplement. Further terms of the Rights will be stated in the applicable Prospectus Supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of Rights certificates or beneficial owners of Rights. The rights agreements and rights certificates will be filed with the SEC as an exhibit to the registration statement of which this Prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement.

The Prospectus Supplement relating to any Rights we offer will describe the specific terms of the offering and the Rights, including the record date for stockholders entitled to the Rights distribution, the number of Rights issued and the number of shares of Common Stock or other securities that may be purchased upon exercise of the Rights, the exercise price of the Rights, the date on which the Rights will become effective and the date on which the Rights will expire, and any applicable U.S. and Canadian federal income tax considerations.

In general, a Right entitles the holder to purchase for cash a specific number of shares of Common Stock or other securities at a specified exercise price. The Rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we decide to issue Rights, we will accompany this Prospectus with a Prospectus Supplement that will describe, among other things:

•	the number of shares of Common Stock or other securities that may be purchased upon exercise of each Right;
•	the exercise price of the Rights;
•	the terms for changes to or adjustments in the exercise price, if any;
•	whether the Rights are transferable;
•	the period during which the Rights may be exercised and when they will expire;
•	the steps required to exercise the Rights;
•	whether the Rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments;
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whether we intend to sell Common Stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement;

•	our ability to withdraw or terminate the rights offering;
•	material United States and Canadian federal income tax consequences of acquiring, owning, exercising and disposing of Rights; and
•	other material terms, including terms relating to transferability, exchange, exercise or amendment of the Rights.

If fewer than all of the Rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable Prospectus Supplement. After the close of business on the expiration date, all unexercised Rights will become void.

Prior to the exercise of a holder’s Rights, the holder will not have any of the rights of holders of the securities issuable upon the exercise of the Rights and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

We may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Stock, Warrants, Preferred Stock or any combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between us and an escrow agent (the “Escrow Agent”), which will establish the terms and conditions of the Subscription Receipts. Each Escrow Agent will be a financial institution organized under the laws of the United States or a state thereof or Canada or a province thereof and authorized to carry on business as a trustee. We will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, any Subscription Receipt Agreement describing the terms and conditions of Subscription Receipts we are offering before the issuance of such Subscription Receipts.

The following description sets forth certain general terms and provisions of Subscription Receipts and is not intended to be complete. The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement and the Prospectus Supplement describing such Subscription Receipt Agreement.

The Prospectus Supplement relating to any Subscription Receipts we offer will describe the Subscription Receipts and include specific terms relating to their offering. All such terms will comply with the requirements of the TSX-V and OTCQX relating to Subscription Receipts. If underwriters or agents are used in the sale of Subscription Receipts, one or more of such underwriters or agents may also be parties to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriters or agents.

General

The Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts we offer will describe the specific terms of the Subscription Receipts and may include, but are not limited to, any of the following:

•	the designation and aggregate number of Subscription Receipts offered;
•	the price at which the Subscription Receipts will be offered;
•	the currency or currencies in which the Subscription Receipts will be offered;
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the designation, number and terms of the Common Stock, Warrants, Preferred Stock or combination thereof to be received by holders of Subscription Receipts upon satisfaction of the release conditions, and the procedures that will result in the adjustment of those numbers;

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the conditions (the “Release Conditions”) that must be met in order for holders of Subscription Receipts to receive for no additional consideration Common Stock, Warrants, Preferred Stock or a combination thereof;

•	the procedures for the issuance and delivery of Common Stock, Warrants, Preferred Stock or a combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;
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whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Stock, Warrants, Preferred Stock or a combination thereof upon satisfaction of the Release Conditions (e.g., an amount equal to dividends declared on Common Stock or Preferred Stock by us to holders of record during the period from the date of issuance of the Subscription Receipts to the date of issuance of any Common Stock or Preferred Stock pursuant to the terms of the Subscription Receipt Agreement);

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the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

•	the terms and conditions pursuant to which the Escrow Agent will hold Common Stock or Warrants or Preferred Stock or a combination thereof pending satisfaction of the Release Conditions;
•	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to us upon satisfaction of the Release Conditions;
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if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the Subscription Receipts;

•

procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

•	any entitlement of the Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;
•	whether we will issue the Subscription Receipts as global securities and, if so, the identity of the depositary for the global securities;
•	whether we will issue the Subscription Receipts as bearer securities, registered securities or both;
•	provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the Subscription Receipts;
•	the identity of the Escrow Agent;
•	whether the Subscription Receipts will be listed on any exchange;
•	material United States and Canadian federal tax consequences of acquiring, owning, receiving securities in exchange and disposing of the Subscription Receipts; and
•	any other terms of the Subscription Receipts.

In addition, the Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts we offer will describe all contractual rights of rescission that will be granted to initial purchasers of Subscription Receipts in the event this Prospectus, the Prospectus Supplement under which the Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation, as discussed further under the sub-paragraph entitled “Rescission” below.

The holders of Subscription Receipts will not be stockholders of the Company. Holders of Subscription Receipts are entitled only to receive Common Stock, Warrants, Preferred Stock or a combination thereof on exchange of their Subscription Receipts, plus any cash payments provided for under the Subscription Receipt Agreement, if the Release Conditions are satisfied. If the Release Conditions are not satisfied, the holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

Escrow

The Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to us (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts plus their pro rata entitlement to interest earned or income generated on such amount, in accordance with the terms of the Subscription Receipt Agreement. Common Stock or Warrants or Preferred Stock may be held in escrow by the Escrow Agent, and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Anti-Dilution

The Subscription Receipt Agreement will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Stock or Warrants or Preferred Stock, as applicable, or any other reorganization, amalgamation, merger or sale of all or substantially all of our assets, the Subscription Receipts will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the Common Stock or Warrants or Preferred Stock to which the holder of a share of Common Stock or Warrant or share of Preferred Stock would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of Common Stock or Preferred Stock, as applicable, of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of shares of Common Stock or Preferred Stock, as applicable, to be issued to holders of Subscription Receipts whose Subscription Receipts entitle the holders thereof to receive Common Stock or Preferred Stock, as applicable. Alternatively, such securities, evidences of indebtedness or assets may, at our option, be issued to the Escrow Agent and delivered to holders of Subscription Receipts on exercise thereof. The Subscription Receipt Agreement will also provide that if other actions of the Company affect the Common Stock or Warrants or Preferred Stock, as applicable, which, in the reasonable opinion of our directors, would materially affect the rights of the holders of Subscription Receipts and/or the rights attached to the Subscription Receipts, the number of shares of Common Stock or Warrants or the number of shares of Preferred Stock, as applicable, which are to be received pursuant to the Subscription Receipts shall be adjusted in such manner, if any, and at such time as our directors may in their discretion reasonably determine to be equitable to the holders of Subscription Receipts in such circumstances.

Rescission

The Subscription Receipt Agreement will also provide that any misrepresentation in this Prospectus, the Prospectus Supplement under which the Subscription Receipts are offered, or any amendment thereto, will entitle each initial purchaser of Subscription Receipts to a contractual right of rescission following the issuance of the Common Stock or Warrants or Preferred Stock, as applicable, to such purchaser entitling such purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Common Stock or Warrants or Preferred Stock, as applicable, provided that such remedy for rescission is exercised in the time stipulated in the Subscription Receipt Agreement. This right of rescission does not extend to holders of Subscription Receipts who acquire such Subscription Receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Subscription Receipts in the United States.

Global Securities

We may issue Subscription Receipts in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement also will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Subscription Receipt Agreement will provide for modifications and alterations to the Subscription Receipts issued thereunder by way of a resolution of holders of Subscription Receipts at a meeting of such holders or a consent in writing from such holders. The number of holders of Subscriptions Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue 20,000,000 shares of Preferred Stock with a par value of $0.00001. As at October 4, 2018, there were no shares of Preferred Stock issued and outstanding.

The Preferred Stock issuable in series will have the rights, privileges, restrictions and conditions assigned to the particular series upon the board of directors of the Company approving their issuance, subject to the Company’s articles of continuance. The terms of any Preferred Stock offered under this Prospectus and any related agreements will be described in the Prospectus Supplement filed in respect of the issuance of such Preferred Stock.

DESCRIPTION OF DEBT SECURITIES

From time to time, debt securities may be offered and sold under this Prospectus. The terms of any debt securities and any related agreements or indentures will be described in a Prospectus Supplement to be filed in respect of such offering

We will provide particular terms and provisions of a series of Debt Securities, and a description of how the general terms and provisions described below may apply to that series, in a Prospectus Supplement. The following summary may not contain all of the information that is important to the investor. For a more complete description, prospective investors should refer to the applicable Prospectus Supplement and to the applicable indenture (the “Indenture”), a copy of which will be distributed in connection with any distribution of Debt Securities under this Prospectus and filed by us with the securities regulatory authorities in Canada and the United States after we have entered into it. The Indenture will be subject to and governed by the U.S. Trust Indenture Act of 1939, as amended.

The Indenture may not limit the aggregate principal amount of Debt Securities which may be issued under it, and we may issue Debt Securities in one or more series. Securities may be denominated and payable in any currency. We may offer no more than $100,000,000 (or the equivalent in other currencies) aggregate principal amount of Debt Securities pursuant to this Prospectus. Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture will permit us, without the consent of the holders of any Debt Securities, to issue additional Debt Securities under the Indenture with the same terms and with the same CUSIP numbers as the Debt Securities offered in that series, provided that such additional Debt Securities must be part of the same issue as the Debt Securities offered in that series for U.S. federal income tax purposes.

We may also from time to time repurchase Debt Securities in open market purchases or negotiated transactions without prior notice to holders.

•	The applicable Prospectus Supplement will set forth the following terms relating to the Debt Securities offered by such Prospectus Supplement:
•	the title of the Debt Securities;
•	the total principal amount of the Debt Securities;
•	whether the Debt Securities will be issued in individual certificates to each holder or in the form of temporary or permanent global Debt Securities held by a depositary on behalf of holders;
•	the date or dates on which the principal of and any premium on the Debt Securities will be payable;

•

any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments and whether and under what circumstances any additional amounts with respect to the Debt Securities will be payable;

•	the place or places where payments on the Debt Securities will be payable;
•	any provisions for optional redemption, early repayment, retraction, purchase for cancellation or surrender;
•	any sinking fund or other provisions that would require the redemption, purchase or repayment of Debt Securities;
•	whether payments on the Debt Securities will be payable in a foreign currency or currency units or another form;
•	the portion of the principal amount of Debt Securities that will be payable if the maturity is accelerated, other than the entire principal amount;
•	events of default by the Company and covenants of the Company;
•	any restrictions or other provisions relating to the transfer or exchange of Debt Securities;
•

any provisions permitting or restricting the issuance of additional securities, the incurring of additional indebtedness and other material negative covenants including restrictions against payment of dividends and restrictions against giving security on our assets or the assets of our subsidiaries;

•	the rank and terms of subordination of any series of subordinate debt;
•

whether or not the Debt Securities will be secured or unsecured, and the terms of any secured debt including a general description of the collateral and of the material terms of any related security, pledge or other agreements;

•

any terms for the conversion or exchange of the Debt Securities for other securities of the Company or any other entity, or for the redemption on maturity through the issuance of Common Stock or any other securities of the Company; and

•	any other terms of the Debt Securities not prohibited by the Indenture.

Unless otherwise indicated in the applicable Prospectus Supplement, the holders of the Debt Securities will not be afforded protection under the Indenture in the event of a highly leveraged transaction or a change in control of the Company, except in certain specified circumstances.

We may issue Debt Securities under the Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance and, in such circumstances, we will offer and sell those Securities at a discount below their stated principal amount. We will describe in the applicable Prospectus Supplement any material Canadian and U.S. federal income tax consequences and other special considerations.

Neither we nor any of our subsidiaries will be subject to any financial covenants under the Indenture. In addition, neither we nor any of our subsidiaries will be restricted under the Indenture from paying dividends, incurring debt, or issuing or repurchasing its securities.

As further described in any Prospectus Supplement, any Debt Securities issued by us may be secured or unsecured obligations of the Company and may be senior or subordinate debt. As of the date of this Prospectus, we and our subsidiaries had a total indebtedness of $2,132,000, consisting of a term loan facility and a secured loan, and we also have outstanding convertible notes in the aggregate principle amount of $1,600,000 and convertible debentures in the aggregate principal amount of CDN$7,581,000.

We may issue Debt Securities and incur additional indebtedness otherwise than through the offering of any Debt Securities pursuant to this Prospectus.

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable prospectus supplement, our debt securities will be unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding and equally with other securities issued under the indenture. The debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries.

Our board of directors may establish the extent and manner, if any, to which payment on or in respect of a series of debt securities will be senior or will be subordinated to the prior payment of our other liabilities and obligations and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Debt Securities in Global Form

The Depositary and Book-Entry

Unless otherwise specified in the applicable prospectus supplement, a series of the debt securities may be issued in whole or in part in global form as a “global security” and will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable prospectus supplement relating to that series. Unless and until exchanged, in whole or in part, for the debt securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to any portion of a particular series of the debt securities to be represented by a global security will be described in the applicable prospectus supplement relating to such series. We anticipate that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the debt securities represented by the global security to the accounts of such persons, designated as “participants”, having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

So long as the depositary for a global security or its nominee is the registered owner of the global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Any payments of principal, premium, if any, and interest, if any, on global securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of us, the trustee or any paying agent for the debt securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.

Discontinuance of Depositary’s Services

If a depositary for a global security representing a particular series of the debt securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue such series of the debt securities in definitive form in exchange for a global security representing such series of the debt securities. If an event of default under the indenture has occurred and is continuing, debt securities in definitive form will be printed and delivered upon written request by the holder to the trustee. In addition, we may at any time and in our sole discretion determine not to have a series of the debt securities represented by a global security and, in such event, will issue a series of the debt securities in definitive form in exchange for all of the global securities representing that series of debt securities.

Debt Securities in Definitive Form

A series of the debt securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Registered securities will be issuable in denominations of US$1,000 and integral multiples of US$1,000 and unregistered securities will be issuable in denominations of US$5,000 and integral multiples of US$5,000 or, in each case, in such other denominations as may be set out in the terms of the debt securities of any particular series. Unless otherwise indicated in the applicable prospectus supplement, unregistered securities will have interest coupons attached.

Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on the debt securities (other than global securities) will be made at the office or agency of the trustee, or at our option we can pay principal, interest, if any, and premium, if any, by check mailed or delivered to the address of the person entitled at the address appearing in the security register of the trustee or electronic funds wire or other transmission to an account of the person entitled to receive payments. Unless otherwise indicated in the applicable prospectus supplement, payment of interest, if any, will be made to the persons in whose name the debt securities are registered at the close of business on the day or days specified by us.

At the option of the holder of debt securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor. If, but only if, provided in an applicable prospectus supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the indenture. Unless otherwise specified in an applicable prospectus supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable prospectus supplement may indicate the places to register a transfer of the debt securities in definitive form. Except for certain restrictions set forth in the indenture, no service charge will be payable by the holder for any registration of transfer or exchange of the debt securities in definitive form, but we may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

We shall not be required to:

•

issue, register the transfer of or exchange any series of the debt securities in definitive form during a period beginning at the opening of business 15 days before any selection of securities of that series of the debt securities to be redeemed and ending on the relevant redemption date if the debt securities for which such issuance, registration or exchange is requested may be among those selected for redemption;

•

register the transfer of or exchange any registered security in definitive form, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

•

exchange any unregistered security called for redemption except to the extent that such unregistered security may be exchanged for a registered security of that series and like tenor; provided that such registered security will be simultaneously surrendered for redemption with written instructions for payment consistent with the provisions of the indenture; or

•

issue, register the transfer of or exchange any of the debt securities in definitive form which have been surrendered for repayment at the option of the holder, except the portion, if any, thereof not to be so repaid

Merger, Conversion or Consolidation

The indenture will provide that we may not consolidate or merge with or into any other person, enter into any statutory arrangement with any person or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless among other items:

•

we are the surviving person, or the resulting, surviving or transferee person, if other than us, is organized and existing under the laws of the United States, any state thereof or the District of Columbia, Canada, or any province or territory thereof, or, if the amalgamation, merger, consolidation, statutory arrangement or other transaction would not impair the rights of holders, any other country;

•	the successor person (if not us) assumes all of our obligations under the debt securities and the indenture;
and
•	we or such successor person will not be in default under the indenture immediately after the transaction.

When such a person assumes our obligations in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the debt securities and the indenture.

Provision of Financial Information

We will file with the trustee, within 20 days after we file or furnish them with the SEC, copies of our annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we are required to file or furnish with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

Events of Default

Unless otherwise specified in the applicable prospectus supplement relating to a particular series of debt securities, the following is a summary of events which will, with respect to any series of the debt securities, constitute an event of default under the indenture with respect to the debt securities of that series:

•	we fail to pay principal of, or any premium on, any debt security of that series when it is due and payable;
•	we fail to pay interest or any additional amounts payable on any debt security of that series when it becomes due and payable, and such default continues for 30 days;
•	we fail to make any required sinking fund or analogous payment for that series of debt securities;
•	we fail to observe or perform any of the covenants described in the section “—‚Merger, Conversion or Consolidation” for a period of 30 days;
•

we fail to comply with any of our other agreements in the indenture that affect or are applicable to the debt securities for 60 days after written notice by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the outstanding debt securities of any series affected thereby;

•

a default (as defined in any indenture or instrument under which we or one of our subsidiaries has at the time of the indenture relating to this prospectus or will thereafter have outstanding any indebtedness) has occurred and is continuing, or we or any of our subsidiaries has failed to pay principal amounts with respect to such indebtedness at maturity and such event of default or failure to pay has resulted in such indebtedness under such indentures or instruments being declared due, payable or otherwise being accelerated, in either event so that an amount in excess of the greater of US$5,000,000 and 2% of our shareholders’ equity will be or become due, payable and accelerated upon such declaration or prior to the date on which the same would otherwise have become due, payable and accelerated (the “Accelerated Indebtedness”) and such acceleration will not be rescinded or annulled, or such event of default or failure to pay under such indenture or instrument will not be remedied or cured, whether by payment or otherwise, or waived by the holders of such Accelerated Indebtedness, then (i) if the Accelerated Indebtedness will be as a result of an event of default which is not related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, it will not be considered an event of default for the purposes of the indenture governing the debt securities relating to this prospectus until 30 days after such indebtedness has been accelerated, or (ii) if the Accelerated Indebtedness will occur as a result of such failure to pay principal or interest or as a result of an event of default which is related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, then (A) if such Accelerated Indebtedness is, by its terms, non-recourse to us or our subsidiaries, it will be considered an event of default for purposes of the indenture governing the debt securities relating to this prospectus; or (B) if such Accelerated Indebtedness is recourse to us or our subsidiaries, any requirement in connection with such failure to pay or event of default for the giving of notice or the lapse of time or the happening of any further condition, event or act under such indenture or instrument in connection with such failure to pay or event of default will be applicable together with an additional seven days before being considered an event of default for the purposes of the indenture relating to this prospectus;

•	certain events involving our bankruptcy, insolvency or reorganization; and
•	any other event of default provided for in that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default, except in the payment of principal or premium, if any, or interest, if any, if in good faith it considers it in the interests of the holders to do so.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series, subject to any subordination provisions, may require us to repay immediately:

•	the entire principal and interest and premium, if any, of the debt securities of the series; or

•	if the debt securities are discounted securities, that portion of the principal as is described in the applicable prospectus supplement.

If an event of default relates to events involving our bankruptcy, insolvency or reorganization, the principal of all debt securities will become immediately due and payable without any action by the trustee or any holder. Subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of the affected series can rescind this accelerated payment requirement. If debt securities are discounted securities, the applicable prospectus supplement will contain provisions relating to the acceleration of maturity of a portion of the principal amount of the discounted securities upon the occurrence or continuance of an event of default.

Other than its duties in case of a default, the trustee is not obligated to exercise any of the rights or powers that it will have under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in aggregate principal amount of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

We will be required to furnish to the trustee a statement annually as to our compliance with all conditions and covenants under the indenture and, if we are not in compliance, we must specify any defaults. We will also be required to notify the trustee as soon as practicable upon becoming aware of any event of default.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of the affected series;
•

the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the trustee to institute a proceeding as trustee; and

•	the trustee has failed to institute a proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of the series affected by an event of default a direction inconsistent with the request, within 60 days after their notice, request and offer of indemnity.

However, such above-mentioned limitations do not apply to a suit instituted by the holder of a debt security for the enforcement of payment of the principal of or any premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

Defeasance

When we use the term “defeasance”, we mean discharge from some or all of our obligations under the indenture. Unless otherwise specified in the applicable prospectus supplement, if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, if any, premium, if any, and any other sums due to the stated maturity date or a redemption date of the debt securities of a series, then at our option:

•	we will be discharged from the obligations with respect to the debt securities of that series; or
•	we will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to us.
•

if this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and the replacement of lost, stolen or mutilated debt securities. These holders may look only to the deposited fund for payment on their debt securities.

•	to exercise our defeasance option, we must deliver to the trustee:
•

an opinion of counsel in the United States to the effect that the holders of the outstanding debt securities of the affected series will not recognize a gain or loss for U.S. federal income tax purposes as a result of a defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

•

an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding debt securities of the affected series will not recognize income, or a gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and

•	a certificate of one of our officers and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been complied with.

If we are to be discharged from our obligations with respect to the debt securities, and not just from our covenants, the U.S. opinion must be based upon a ruling from or published by the United States Internal Revenue Service or a change in law to that effect.

In addition to the delivery of the opinions described above, the following conditions must be met before we may exercise our defeasance option:

•

no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the debt securities of the affected series;

•	we are not an “insolvent person” within the meaning of applicable bankruptcy and insolvency legislation;
and
•	other customary conditions precedent are satisfied.

Modification and Waiver

Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification. However, without the consent of each holder affected, no modification may:

•	change the stated maturity of the principal of, premium, if any, or any installment of interest, if any, on any debt security;
•	reduce the principal, premium, if any, or rate of interest, if any, or any obligation to pay any additional amounts;
•	reduce the amount of principal of a debt security payable upon acceleration of its maturity;
•	change the place or currency of any payment;
•	affect the holder’s right to require us to repurchase the debt securities at the holder’s option;
•	impair the right of the holders to institute a suit to enforce their rights to payment;
•	adversely affect any conversion or exchange right related to a series of debt securities;
•	change the percentage of debt securities required to modify the indenture or to waive compliance with certain provisions of the indenture; or
•	reduce the percentage in principal amount of outstanding debt securities necessary to take certain actions.

The holders of a majority in principal amount of outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive, insofar as only that series is concerned, past defaults under the indenture and compliance by us with certain restrictive provisions of the indenture. However, these holders may not waive a default in any payment on any debt security or compliance with a provision that cannot be modified without the consent of each holder affected.

We may modify the indenture without the consent of the holders to:

•	evidence our successor under the indenture;
•	add covenants or surrender any right or power for the benefit of holders;
•	add events of default;
•

provide for unregistered securities to become registered securities under the indenture and make other such changes to unregistered securities that in each case do not materially and adversely affect the interests of holders of outstanding securities;

•	establish the forms of the debt securities;
•	appoint a successor trustee under the indenture;
•	add provisions to permit or facilitate the defeasance or discharge of the debt securities as long as there is no material adverse effect on the holders;
•

cure any ambiguity, correct or supplement any defective or inconsistent provision, make any other provisions in each case that would not materially and adversely affect the interests of holders of outstanding securities and related coupons, if any;

•	comply with any applicable laws of the United States and Canada in order to effect and maintain the qualification of the indenture under the Trust Indenture Act; or
•	change or eliminate any provisions where such change takes effect when there are no securities outstanding under the indenture.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

The Trustee

The trustee under the indenture or its affiliates may provide banking and other services to us in the ordinary course of their business.

The indenture will contain certain limitations on the rights of the trustee, as long as it or any of its affiliates remains our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. If the trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the debt securities, the trustee must eliminate the conflict or resign.

Resignation of Trustee

The trustee may resign or be removed with respect to one or more series of the debt securities and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each such trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other such trustee, and any action described herein to be taken by the “trustee” may then be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.

Consent to Service

In connection with the indenture, we will designate and appoint CT Corporation System, 111 Eighth Avenue, New York, New York, 10011, as our authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the indenture or the debt securities that may be instituted in any U.S. federal or New York state court located in the Borough of Manhattan, in the City of New York, or brought by the trustee (whether in its individual capacity or in its capacity as trustee under the indenture), and will irrevocably submit to the non-exclusive jurisdiction of such courts.

Enforceability of Judgments

Since all or substantially all of our assets, as well as the assets of some of our directors and officers, are outside the United States, any judgment obtained in the United States against us or certain of our directors or officers, including judgments with respect to the payment of principal on the debt securities, may not be collectible within the United States.

We have been advised that there is doubt as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of U.S. courts, of civil liabilities predicated solely upon the U.S. federal securities laws.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Units that we may offer under this Prospectus. While the terms we have summarized below will apply generally to any Units that we may offer under this Prospectus, we will describe the particular terms of any series of Units in more detail in the applicable Prospectus Supplement. The terms of any Units offered under a Prospectus Supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement (which we refer to herein as the “Unit Agreement”), if any, between us and a unit agent (which we refer to herein as the “Unit Agent”) that describes the terms and conditions of the series of Units we are offering, and any supplemental agreements, before the issuance of the related series of Units. The following summaries of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of the Unit Agreement, if any, and any supplemental agreements applicable to a particular series of Units. We urge you to read the applicable Prospectus Supplements related to the particular series of Units that we sell under this Prospectus, as well as the complete Unit Agreement, if any, and any supplemental agreements that contain the terms of the Units.

General

We may issue Units comprising one or more shares of Common Stock, Warrants, Rights, shares of Preferred Stock, Subscription Receipts or Debt Securities, in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included security. Units may be issued under a Unit Agreement. Any Unit Agreement under which a Unit may be issued may provide that the securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

•	We will describe in the applicable Prospectus Supplement the terms of the series of Units, including:
•	the designation and terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;
•	the provisions of any governing Unit Agreement;
•	material United States and Canadian federal income tax consequences of acquiring, owning, exercising, and disposing of the Units; and
•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units.

The provisions described in this section, as well as those described under “Description of Common Stock”, “Description of Warrants”, “Description of Rights”, “Description of Subscription Receipts”, “Description of Preferred Stock” and “Description of Debt Securities”, will apply to each Unit and to any share of Common Stock, Warrant Right, share of Preferred Stock, Subscription Receipt or Debt Security included in each Unit, respectively.

Issuance in Series

We may issue Units in such amounts and in numerous distinct series as we determine.

PLAN OF DISTRIBUTION

General

We may offer and sell the Securities, separately or together: (a) to one or more underwriters or dealers; (b) through one or more agents; or (c) directly to one or more other purchasers. The Securities offered pursuant to any Prospectus Supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices, including sales in transactions that are deemed to be “at-the-market” distributions, including sales made directly on the TSX-V, OTCQX or other existing trading markets for the securities. We may only offer and sell the Securities pursuant to a Prospectus Supplement during the period that this Prospectus, including any amendments hereto, remains effective. The Prospectus Supplement for any of the Securities being offered thereby will set forth the terms of the offering of such Securities, including the type of Security(ies) being offered, the name or names of any underwriters, dealers or agents, the purchase price of such Securities, the proceeds or consideration to us from such sale, any underwriting commissions or discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or re-allowed or paid to dealers. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

By Underwriters

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of underwriters to purchase the Securities will be subject to certain conditions, but the underwriters will be obligated to purchase all of the Securities offered by the Prospectus Supplement if any of such Securities are purchased. We may offer the Securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. We may agree to pay the underwriters a fee or commission for various services relating to the offering of any Securities. Any such fee or commission will be paid out of our general corporate funds. We may use underwriters with whom we have a material relationship. We will describe in the Prospectus Supplement, naming the underwriter, the nature of any such relationship.

By Dealers

If dealers are used, and if so specified in the applicable Prospectus Supplement, we will sell such Securities to the dealers as principals. The dealers may then resell such Securities to the public at varying prices to be determined by such dealers at the time of resale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. We will set forth the names of the dealers and the terms of the transaction in the applicable Prospectus Supplement.

By Agents

The Securities may also be sold through agents designated by us. Any agent involved will be named, and any fees or commissions payable by us to such agent will be set forth, in the applicable Prospectus Supplement. Any such fees or commissions will be paid out of our general corporate funds. Unless otherwise indicated in the Prospectus Supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Direct Sales

Securities may also be sold directly by us at such prices and upon such terms as agreed to by us and the purchaser. In this case, no underwriters, dealers or agents may be involved in the offering.

General Information

Underwriters, dealers and agents that participate in the distribution of the Securities offered by this Prospectus may be deemed underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the Securities may be treated as underwriting discounts and commissions under the Securities Act.

Underwriters, dealers or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under Canadian provincial and territorial and United States securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this Prospectus to third parties in privately negotiated transactions. If the applicable Prospectus Supplement indicates, in connection with those derivatives, the third parties may sell Securities covered by this Prospectus and the applicable Prospectus Supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable Prospectus Supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the Securities, if the Prospectus Supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the Securities in accordance with the terms of the Securities. The Prospectus Supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the Securities they remarket.

In connection with any offering of Securities, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time.

LEGAL MATTERS

The validity of the Securities offered hereby will be passed upon by Dorsey & Whitney, LLP.

EXPERTS

IntelGenx Technologies Corp. financial statements for the years ended December 31, 2017 and 2016 included in this registration statement have been audited by Richter, LLP, Montreal, Quebec, an independent registered public accounting firm, as stated in their report, and have been so included in reliance upon the report of said firm and their authority as experts in accounting and auditing. This report expresses an unqualified opinion.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports and other information with the Securities and Exchange Commission. We have also filed a registration statement on Form S-3, including exhibits, with the SEC with respect to the Securities covered by this Prospectus. This Prospectus is part of the registration statement, but it does not contain all of the information included in the registration statement or exhibits. For further information with respect to us and our securities, we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You may inspect a copy of the registration statement and other reports we file with the Securities and Exchange Commission without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 100 F Street NE, Washington, D.C. 20549, upon payment of fees prescribed by the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the Web site is http://www.sec.gov. The SEC’s toll free investor information service can be reached at 1-800-SEC-0330.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information contained in documents that we file with them. We are incorporating by reference into this Prospectus the documents listed below (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 that we filed with the SEC on March 29, 2018;
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 that we filed with the SEC on May 10, 2018;
•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 that we filed with the SEC on August 9, 2018;
•	Our Proxy Statement on Schedule 14A that we filed with the SEC on March 29, 2018 (the “Proxy Statement”);
•	Our Current Reports on Form 8-K filed with the SEC on January 26, 2018 and May 10, 2018; and
•

The description of the Registrant’s shares of common stock set forth in the registration statement on Form 10SB12G, and any amendments thereto, registering the registrant’s common stock under Section 12 of the Securities Exchange Act of 1934, which was filed with the Securities and Exchange Commission on July 28, 2000, including any amendments or reports filed for the purpose of updating such description.

By incorporating by reference our Annual Report on Form 10-K, and our Proxy Statement, we can disclose important information to you by referring you to our Annual Report on Form 10-K, and our Proxy Statement, which are considered part of this Prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this Prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the effective date of the initial registration statement of which this Prospectus is a part and all such documents that we file with the SEC after the date of this Prospectus and before the termination of the offering of our Securities shall be deemed incorporated by reference into this Prospectus and to be a part of this Prospectus from the respective dates of filing such documents. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this Prospectus.

Any statement contained in a document incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Copies of the documents incorporated by reference in this Prospectus may be obtained on written or oral request without charge from our Corporate Secretary at 6420 Abrams, Ville Saint Laurent, Quebec H4S 1Y2, Canada (telephone: (514) 331-7440).

We also maintain a web site at http://www.intelgenx.com through which you can obtain copies of documents that we have filed with the SEC. The contents of that site are not incorporated by reference into or otherwise a part of this Prospectus.

IntelGenx Technologies Corp.

17,144,314 Units

Each Unit Consisting of One Share of Common Stock

and

One Half of One Warrant to Purchase One Share of Common Stock

Prospectus Supplement

H.C. Wainwright & Co.

October 18, 2018